UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2015
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(352) 745-7665
(Registrant’s Telephone Number, Including Area Code)

Cimarron Medical, Inc. 10 W. Broadway, Ste. 700 Salt Lake City, UT 84101
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this report. These factors include:

•	the fact that we are a company with limited operating history for you to evaluate our business;

•	our lack of diversification and the corresponding risk of an investment in our Company;

•	potential deterioration of our financial condition and results due to failure to diversify;

•	our ability to obtain additional capital required to implement our business plan;

•	our ability to effectively manage growth and the corresponding impact on our profitability; and

•	other risk factors included under the caption “Risk Factors” starting on page 14 of this report.

You should read the matters described in “Risk Factors” and the other cautionary statements made in this report as being applicable to all related forward-looking statements wherever they appear in this report. We cannot assure you that the forward-looking statements in this report will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this report completely. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

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JUMPSTART OUR BUSINESS STARTUPS ACT DISCLOSURE

Our company qualifies as an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as amended by the Jumpstart Our Business Startups Act (the “JOBS Act”). An issuer qualifies as an “emerging growth company” if it has total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year, and will continue to be deemed an emerging growth company until the earliest of:

•	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1.0 billion or more;

•	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;

•	the date on which the issuer has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or

•	the date on which the issuer is deemed to be a “large accelerated filer,” as defined in Section 240.12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

As an emerging growth company, we are exempt from various reporting requirements. Specifically, the Company is exempt from the following provisions:

•	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires evaluations and reporting related to an issuer’s internal controls;

•	Section 14A(a) of the Exchange Act, which requires an issuer to seek stockholder approval of the compensation of its executives not less frequently than once every three years; and

•

Section 14A(b) of the Exchange Act, which requires an issuer to seek stockholder approval of its so-called “golden parachute” compensation, or compensation upon termination of an employee’s employment.

Under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to use the extended transition period for complying with these new or revised accounting standards. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

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Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on June 12, 2015, Sun BioPharma, Inc., formerly known as Cimarron Medical, Inc. (our “Company,” “our,” “us,” or “we”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SB Acquisition Corporation, our newly formed, a Delaware corporation and our wholly owned subsidiary (“Merger Subsidiary”), and Sun BioPharma Research, Inc., a Delaware corporation formerly known as Sun BioPharma, Inc. (“SBP Research”). On September 4, 2015, pursuant to the Merger Agreement, Merger Subsidiary merged with and into SBP Research (the “Merger”). Upon completion of the Merger, the separate corporate existence of Merger Subsidiary ceased, and SBP Research continued as the surviving corporation and as a wholly owned subsidiary of our Company.

The organization of our Company and its subsidiaries after completion of the Merger is illustrated below.

As of the effective time of the Merger on September 4, 2015, the issued and outstanding common stock of SBP Research before the Merger was converted into the right to receive an aggregate of 28,442,484 shares of our Company’s common stock, representing four shares of our common stock issued for every one share of SBP Research common stock cancelled. All of the shares of Company common stock issued pursuant to the Merger are “restricted securities” under Rule 144.

In addition, outstanding options to purchase SBP Research common stock before the Merger were converted into options to purchase an aggregate of 8,237,216 shares of our Company’s common stock, and outstanding warrants to purchase by SBP Research common stock before the Merger were converted into warrants to purchase an aggregate of 2,550,000 shares of our Company’s common stock. Outstanding convertible promissory notes having an aggregate principal amount of approximately $2.8 million were converted into convertible promissory notes payable by our Company and convertible at a rate of $1.125 per share. Immediately prior to the Merger, our Company had 1,450,322 shares of common stock outstanding with no other capital stock or rights to acquire additional shares outstanding.

Item 2.01 Completion of Acquisition or Disposition of Assets.

BUSINESS

Our Company was founded as a Utah corporation in 1995 using technology based on work begun at the University of Utah Human Genome Center (the “Human Genome Center”), which itself was funded by the National Institutes of Health (the “NIH”) from 1989 to 2000. The Company’s initial primary purpose was to develop technology for mapping the human genome. A substantial majority of this research moved into the commercial sector after 2000. Through the Company’s prior relationship with the Human Genome Center, it was exposed to the data management requirements of the new technologies and developed software technology and methodologies to satisfy that demand. It also created a network the Life Sciences field to generate sales leads and revenue. Our company still maintained contracts and contacts with the NIH’s National Center for Human Genome Research and with Clinical Diagnostic Labs to help manage data generated by the technologies developed at the Human Genome Center and the commercial network that resulted from its relationship with the Human Genome Center.

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Before the Merger, the Company’s focus was Laboratory Workflow Systems (LWS), which work as Laboratory Information Management Systems (LIMS), but are structured to follow the flow within the laboratory. The Company designed and developed innovative and effective LWS and offered a combination of technical and consulting services, proprietary software products, and custom system development to meet the needs of its customers.

On May 29, 2015, the Company changed its name to “Cimarron Medical, Inc.” to reflect its primary business focus. Also in June 2015, substantially all of the assets and liabilities related to the LWS business were transferred to Cimarron Medical Software, Inc., a Utah corporation and wholly owned subsidiary of the Company (“CMS”).

On September 4, 2015, Merger Subsidiary merged with and into SBP Research, with SBP Research surviving as a wholly owned subsidiary of the Company. SBP Research was originally incorporated under the laws of the State of Delaware in 2011 under the name Sun BioPharma, Inc. and changed its name to “SBP Research, Inc.” to accommodate the change in the Company’s name. The description of the Merger under Item 1.01 above is incorporated herein by reference.

After completion of the Merger, our board of directors has centered our Company’s attention on SBP Research’s drug development activities, which are initially focused on the polamine analogue compound it has licensed from The University of Florida College of Pharmacy (the “University”). Unless specifically stated otherwise, the remainder of the information set forth in this Item 2.01 relates to our Company as the parent of SBP Research.

About SBP Research

SBP Research is a pre-clinical stage drug development company founded with technology from the University. The polamine analogue compound it has licensed from The University of Florida (SBP-101) exhibits extraordinary specificity for the exocrine pancreas, with therapeutic potential for both pancreatic cancer and pancreatitis indications. Studies in dogs revealed ablation, or “chemical resection,” of the exocrine pancreatic architecture, while leaving the islet cells functionally unchanged. SBP Research may refer to this effect as: “pharmaceutical pancreatectomy with islet auto-transplant” (PP-IAT). Xenograft studies of human pancreatic cancer cells transplanted into mice indicate that SBP-101 suppresses both primary and metastatic growth of these cells. To facilitate and accelerate the development of this compound in the pancreatic cancer indication, SBP Research has also acquired data and materials related to this technology from other researchers. We believe that SBP-101, if successfully developed, may represent a novel approach that effectively treats pancreatic cancer and pancreatitis, and could become the dominant product in these markets. Only three treatment options for pancreatic cancer have been approved by the United States Food & Drug Administration (FDA) in the last 20 years, and no drugs have been approved for the treatment of patients with pancreatitis.

SBP Research estimates that completion of necessary preclinical development work, the completion of a Phase 1 clinical trial in pancreatic cancer and initiation of a Phase 1 clinical trial in pancreatitis, will require additional funding of at least $10 million to $20 million in addition to amounts SBP Research had raised through the effective time of the Merger. Additional clinical trials will be subsequently required for FDA approval if the results of the first clinical trials of SBP-101 are positive. We estimate that the additional time and cost to obtain FDA and European Medicines Agency (EMA) approval and to bring SBP-101 to market in these two indications will be 6 to 7 years with related costs up to $200 million.

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With the approximately $10 million it had raised from a variety of sources as of the Merger, SBP Research was organized, evaluated and secured the intellectual property for its core technology, and completed initial non-clinical steps in the development plan for SBP-101. An Investigative New Drug (“IND”) application was submitted to the US FDA on behalf of SBP Research on May 18, 2015. The application was accepted for filing by the FDA on August 21, 2015, and is expected to enable commencement of a Phase 1 clinical trial in the pancreatic cancer indication by the end of 2015.

Introduction

An effective treatment for pancreatic cancer remains a major unmet medical need. Adenocarcinoma of the pancreas, which accounts for 95% of all cases of pancreatic cancer, has a median overall survival rate of 8 to 11 months in patients with favorable prognostic signs and optimal chemotherapy. In 2014, more than 45,000 Americans, and over 300,000 persons worldwide, were diagnosed with this disease. Pancreatic cancer is ranked ninth among all cancers in terms of occurrence, but is currently the third-leading cause of cancer death in the US. A recent report from the Pancreatic Cancer Action Network states that pancreatic cancer deaths in the US have surpassed those from breast cancer and will soon surpass deaths from colorectal cancer, where earlier detection and modestly successful drug interventions have been developed, to rank number two in deaths, behind only lung cancer in 2020. The five-year survival rate for pancreatic cancer remains at less than six percent (6%), and there has been little significant improvement in survival since gemcitabine was approved in the US in 1996.

Early diagnosis of pancreatic cancer is often delayed because the initial clinical signs and symptoms are vague and non-specific. By the time of diagnosis, the cancer often is locally advanced or metastatic (usually to regional lymph nodes, liver, lung and peritoneum), and is seldom amenable to surgical resection with curative intent.

Currently, surgical resection offers the only potentially curative therapy, but most patients have disease that is unresectable at the time of diagnosis. The prognosis for these patients is poor and most die from complications related to progression. Treatment for metastatic disease is limited to chemotherapy. Current chemotherapy treatment regimens vary from single agent gemcitabine and various gemcitabine combinations to the multi-drug FOLFIRINOX (Conroy NEJM 2011) regimen, frequently supplemented with white blood cell (WBC) growth factors. Compared to gemcitabine alone, these combination therapies deliver to selected patients with good performance status median survival benefits ranging from 7 weeks (Von Hoff NEJM 2013) to 4 months (Conroy NEJM 2011).

It has been demonstrated that SBP-101 induces apoptosis in the acinar cells of the pancreas by activation of caspase 3. In animal models at two independent laboratories, SBP-101 has demonstrated nearly complete suppression of transplanted human pancreatic cancer tumor models, including metastases. We intend to develop and commercialize SBP-101 as a unique and novel targeted approach to treating pancreatic cancer. We also intend to continue evaluation of the potential value of SBP-101 in the treatment of patients with pancreatitis.

Pancreatic Cancer

Adenocarcinoma of the pancreas afflicts approximately 61,000 people in the European Union (Eurostat 2014), nearly 45,000 people in the United States annually, and 337,000 people worldwide (World Health Organization 2014). It is the seventh leading cause of death from cancer in Europe (GLOBOCAN 2012) and the third leading cause of death from cancer in the United States (SEER Cancer Statistics Factsheets 2014). Pancreatic ductal adenocarcinoma (PDA) represents approximately 95% of all pancreatic cancers. Considering that the median overall survival for previously untreated patients with good performance status is between 8.5 months (Von Hoff 2013) and 11.1 months (Conroy 2011) with the best available treatment regimens, effective treatment for PDA remains a major unmet medical need.

Early diagnosis of pancreatic cancer is usually delayed because the initial clinical signs and symptoms are vague and non-specific. The most common presenting symptoms include weight loss, epigastric (upper central region of the abdomen) and/or back pain, and jaundice. The back pain is typically dull, constant, and of visceral origin radiating to the back, in contrast to the epigastric pain which is vague and intermittent. Less common symptoms include nausea, vomiting, diarrhea, anorexia, and glucose intolerance (Hidalgo 2010). By the time the diagnosis is made, the cancer often is locally advanced or metastatic (usually to regional lymph nodes, liver, lung and peritoneum), and is seldom amenable to surgical resection with curative intent.

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For the minority of patients who present with resectable disease, surgery is the treatment of choice. Depending on the location of the tumor the operative procedures may involve cephalic pancreatoduodenectomy (Whipple procedure), distal pancreatectomy or total pancreatectomy. Pancreatic enzyme deficiency and diabetes are frequent complications of these procedures. Up to 70% of patients with pancreatic cancer present with biliary obstruction, that can be relieved by percutaneous or endoscopic stent placement. However, even if the tumor is fully resected, the outcome in patients with pancreatic cancer is disappointing (Hidalgo 2010, Seufferlein 2012). Post-operative administration of chemotherapy improved progression-free and overall survival in three large, randomized clinical trials (Hidalgo 2010), but median post-surgical survival in patients treated in all three trials was similar: only 20-22 months.

For the majority of patients who present with unresectable locally advanced or metastatic disease, management options range from chemotherapy alone to combined forms of treatment with chemoradiation therapy and chemotherapy. However, due to the increased toxicity of combined treatment, randomized trials of such combined regimens have had low enrollment, precluding a firm conclusion as to any advantage of adding chemoradiation to chemotherapy (Hidalgo 2010).

Gemcitabine was the first chemotherapeutic agent approved for the treatment of PDA, providing a median survival duration of 5.65 months (Burris 1997). Gemcitabine monotherapy was the standard of care for patients with metastatic pancreatic cancer until combination therapy with gemcitabine plus erlotinib (TarcevaÒ) was shown to increase median survival by 2 weeks. This modest benefit was tempered by a significant side effect profile and high cost, limiting its adoption as a standard treatment regimen. More recently, the multidrug chemotherapy combination of leucovorin, fluorouracil, irinotecan, and oxaliplatin (FOLFIRINOX) was shown to provide a median survival benefit of 4.3 months (OS = 11.1 months) over gemcitabine alone (6.8 months), but its side effect profile limits the regimen to select patients with a good performance status and often requires supplementation with WBC growth factor therapy. Nab-paclitaxel (AbraxaneÒ) received marketing authorization for use in combination with gemcitabine after showing an increase in overall survival of 7 weeks compared to gemcitabine alone (Von Hoff 2013). Thus, combination therapies have demonstrated limited survival benefit compared to gemcitabine alone as summarized in the table below (Thota 2014). Other drugs are currently under investigation, but none have received marketing authorization for the treatment of PDA.

Current Treatment Approaches: Survival & Toxicity Profiles Across Three Major Positive Clinical Trials

	Gemcitabine vs Gemcitabine/Erlotinib Phase 3 trial		ACCORD 11 Trial		Metastatic Pancreatic Ademocarcinoma Clinical Trial (MPACT)
	Gemcitabine	Bencitabine/ Erlotinib	Gemcitabine	FOLFIRINOX 1	Gemcitabine	Gemcitabin/ Nab-Pacilataxel
One-Year survival	17%	23%	20.6%	48.4%	22%	35%
Median Overall Survival	5.91 mo	6.24 mo	6.8 mo	11.1 mo	6.7 mo	8.5 mo
Median Progression-Free Survival	3.55 mo	3.75 mo	3.3 mo	6.4 mo	3.7 mo	5.5 mo
Overall Response Rate	8%	8.6%	9.4%	31.6%		23%
Toxicity
Neutropenia	–	–	21%	45.7%	27%	38%
Febrile neutropenia	–	–	1.2%	5.4%	1%	3%
Thrombocytopenia	–	–	3.6%	9.1%	9%	13%
Diarrhea	2%	6%	1.8%	12.7%	1%	6%
Sensory neuropathy	–	–	0%	9%	1%	17%
Fatigue	15%	15%	17.8%	23.6%	7%	17%
Rash	6%	1%	–	–	–	–
Stomatitis	1%	0%	–	–	–	–
Infection	17%	16%	–	–	–	–

Source: Thota R et al., Oncology 2014; Jan 28(1):70–74

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1	FOLFIRINOX represents leucovirin, fluorouracil, irinotecan, and oxaliplatin.

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Chronic Pancreatitis

A second potential indication for SBP-101 is treatment of patients with the serious and potentially life-threatening condition of chronic pancreatitis. Chronic pancreatitis occurs in about 10% of the approximately 300,000 patients who suffer from acute pancreatitis annually in the US. Pancreatitis is a painful abdominal condition occurring most often in adults aged 30-40 years, and is associated in some cases with increased consumption of alcohol and tobacco, and less often, with the presence of stones in the bile or pancreatic duct system. In a small minority of cases the disease may be hereditary, but many cases have no clear precipitating etiology. Treatment is limited to supportive care, as there are no specific agents approved for treatment of acute or chronic pancreatitis. Patients with chronic pancreatitis endure repeated episodes of abdominal pain, often with progression to narcotic dependency and to pancreatic enzyme deficiency, as well as insulin dependent diabetes mellitus as a consequence of the ultimate destruction of pancreatic function. Once a patient has suffered from repeated painful bouts of chronic pancreatitis and become narcotic- and pancreatic enzyme-dependent, they may be offered a total pancreatectomy. A total pancreatectomy is an extensive surgical procedure resulting in the resection of the pancreas (guaranteeing both pancreatic enzyme deficiency as well as insulin-dependent diabetes mellitus), and often includes the spleen, gall bladder and appendix. The operation is both extensive and expensive. While the goal of a total pancreatectomy in patients with chronic pancreatitis is pain relief, as many as 60% remain narcotic dependent, and even with islet auto transplantation, i.e., isolation and transplant of the patient’s remaining functional islets, if any, over 70% remain insulin dependent. The combination of a total pancreatectomy and islet auto transplant (TP & IAT) represents a small subset of the surgical approaches to patients with chronic pancreatitis. Thus, a patient with chronic pancreatitis may face months of abdominal pain, narcotic dependence, the onset of diabetes mellitus, the requirement for both insulin and pancreatic enzyme replacement, and finally, an extensive and expensive surgical procedure which may not materially improve any of his symptoms.

SBP-101, with an organ-specific ability to target the acinar cells of the pancreas, may represent an opportunity for up to 30,000 US patients annually with chronic pancreatitis to experience an early, non-surgical intervention into the natural history of their disease, with the potential to avoid narcotic dependency, insulin dependency and months of painful bouts of chronic pancreatitis. Patients would still require pancreatic enzyme replacement, but may be able to avoid surgery, diabetes, insulin and narcotic dependency. Consultation with pancreatitis experts at Harvard University, the Ohio State University, the University of Minnesota, Cedars Sinai Medical Center and the National Institute of Health (NIH) has resulted in enthusiastic endorsement of the study of SBP-101 in the treatment of patients with pancreatitis.

Clinical development of SBP-101 for the treatment of patients with pancreatitis is expected to proceed following the pancreatic cancer indication, with FDA consultation in a pre-IND meeting, completion of a series of IND-enabling nonclinical toxicology and pharmacology studies, and submission of an IND package to the FDA. It is important to note that much of this nonclinical work will be employed to support an IND for a Phase 1 pancreatic cancer trial prior to the IND in chronic pancreatitis.

Proprietary Technology

Function and Characteristics of Polyamines

Polyamines are metabolically distinct entities within human cells that bind to and facilitate DNA replication, RNA transcription and processing, and protein (such as pancreatic enzymes) synthesis. Human cells contain three essential and naturally occurring polyamines “putrescine, spermidine, and spermine” that, in contrast to cell building blocks such as amino acids and sugars, remain as metabolically distinct entities inside the cell. Polyamines perform many functions necessary for cellular proliferation and protein synthesis. The critical balance of polyamines within cells is maintained by several enzymes such as ornithine decarboxylase (ODC) and spermidine/spermine N1 acetyl transferase (SSAT). All of these homeostatic enzymes are short-lived, rapidly inducible intracellular proteins that serve to tightly and continuously regulate native polyamine pools. These enzymes constantly maintain polyamines within a very narrow range of concentration inside the cell.

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Polyamine Analogues

Polyamine analogues such as SBP-101 are structurally similar to naturally occurring polyamines, and are recognized by the cell’s polyamine uptake system, allowing these compounds to gain rapid entrance to the cell. Evidence suggests that pancreatic acinar cells, because of their extraordinary protein synthesis capacity, exhibit enhanced uptake of polyamines and polyamine analogues such as SBP-101. Because of preferential uptake by pancreatic acinar cells, polyamine analogies such as SBP-101 disrupt the cell’s polyamine balance and biosynthetic network, and induce programmed cell death via caspase 3 activation (apoptosis). Proof of concept has been demonstrated in multiple human pancreatic cancer models, both in vivo and in vitro, that pancreatic ductal adenocarcinoma exhibits sensitivity to SBP-101. Many tumors, including pancreatic cancer, display an increased uptake rate of polyamines and polyamine analogues.

SBP-101

SBP-101 is a proprietary polyamine analogue, which accumulates in the acinar cells of the beagle pancreas causing a complete pharmaceutical resection of the exocrine pancreas, but without producing an inflammatory response. Due to a physiologically high intracellular concentration, SBP-101 induces disruption in acinar cells and pancreatic adenocarcinoma cells, which exhibit similar characteristics. Pancreatic islet cells, which secrete insulin, are structurally and functionally dissimilar to acinar cells and are not impacted by SBP-101.

The primary mechanism of action for SBP-101 has been demonstrated to include the enhanced uptake of the compound in the exocrine pancreas. This effect leads to corresponding depressed levels of native polyamines, with caspase 3 activation and apoptotic destruction of the exocrine pancreatic architecture without an inflammatory response. In animal models at two independent laboratories, SBP-101 has demonstrated significant suppression of transplanted human pancreatic cancer cells, including metastatic pancreatic cancer growth. See “Proof of Principle” below.

We believe that SBP-101 will have a distinct advantage over current pancreatic cancer therapies in that it specifically targets the exocrine pancreas and may cause ablation, or pharmaceutical resection, of the acinar cells, as well as the primary and metastatic pancreatic cancer, while leaving the insulin-producing islet cells and most non-pancreatic tissue unharmed. Most current cancer therapies (including chemotherapy, radiation or surgery) are associated with significant side effects that further reduce the patient’s quality of life. However, we believe that the adverse effects of SBP-101 will be limited to the gastrointestinal tract. It is expected that SBP-101 will produce exocrine pancreatic insufficiency and other GI adverse events, which may already be present as a common complication of advanced pancreatic cancer and part of the natural history of the disease. Exocrine pancreatic insufficiency is treatable with currently marketed digestive enzyme replacement capsules, such as CreonÒ (AbbVie). As the endocrine pancreas is expected to be unaffected by SBP-101, no new requirement for insulin is expected.

Proof of Principle

SBP-101 has been tested and found effective in two separate in vivomodels of human pancreatic cancer. SBP-101 was used to treat mice subcutaneously transplanted with the human pancreatic cancer cell line PANC-1. A dose-response for efficacy was demonstrated with a 26 mg/kg daily injection resulting in near complete suppression of the transplanted tumor, as shown in Figure 1.

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Figure 1. Impact of SBP-101 on PANC-1 Tumor Burden in a Murine Xenograft Model

Source: Study BERG20100R1a(MIR1581)

A separate orthotopic xenograft study (direct transplant of tumor into the pancreas) employed a particularly aggressive human pancreatic cancer cell line, L3.6pl, that is known to metastasize from the pancreas to the liver and the peritoneum in mice. Mice implanted with L3.6pl were treated with SBP-101 that had been sourced with a different synthetic process from that of the PANC-1 study, and the results were compared with untreated control mice and with mice treated with gemcitabine (then current “gold standard” treatment). SBP-101 (at 25 mg/kg) was demonstrably more effective than the comparator gemcitabine therapy in suppressing the tumor, as shown in Figure 2.

Figure 2. L3.6pl Orthotopic Xenograft Dose-response Study - Mean (±SD) Tumor Volume after Treatment with SBP-101, Gemcitabine (Gemzar) or Both

Source: Study101-Biol-101-001

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The potential for SBP-101 as an effective therapy for pancreatic cancer has therefore been demonstrated in vivo by two separate investigators, employing two different human pancreatic cancer cell lines in two different animal models, using SBP-101 synthesized by two different routes, while arriving at nearly equal, and remarkably effective, doses of 25 and 26 mg/kg, respectively. Additionally, when compared in vitro to existing therapies, SBP-101 produced superior results in suppressing growth of pancreatic cancer cells.

Development Plan for SBP-101

Development of SBP-101 for the pancreatic cancer indication includes a preclinical and a clinical phase. The preclinical phase consists of four primary components: chemistry, manufacturing and controls (CMC), preclinical (laboratory and animal) pharmacology studies, preclinical toxicology studies, and regulatory submissions in Australia and the US. Pursuant to a potentially earlier start of clinical (human) trials in Australia, an HREC (Human Research Ethics Committee) application will be submitted with subsequent CTN (Clinical Trial Notification) to the TGA (Therapeutic Goods Administration). Complementing the Australian initiative, a similar, but considerably more extensive, preclinical package has been submitted to the US FDA in support of an IND (Investigational New Drug) application, enabling the same clinical trial to open at sites in the US. The initial clinical trial in previously treated patients with locally advanced or metastatic pancreatic cancer will be a Phase 1 First-in-Human study with a dose-escalation phase, and possibly an expansion phase at the anticipated recommended treatment dose, conducted at clinical sites in both Australia and the US. SBP Research has engaged expert clinicians who treat pancreatic cancer at major cancer treatment centers in Melbourne, Sydney and Adelaide, Australia as well as the Fred Hutchinson Cancer Center in Seattle, Washington; the Ohio State University in Columbus, Ohio; and Translational Genomics Research Institute (TGen) in Scottsdale, Arizona. These Key Opinion Leaders (KOLs) with demonstrated proven performance in pancreatic cancer studies have enthusiastically agreed to participate as investigators for our Phase 1 First-in-Human study.

Subject to obtaining sufficient financing, we expect to be positioned to initiate a Phase 1 clinical trial of SBP-101 in previously treated pancreatic cancer patients is expected to start in late 2015 at up to three sites in Australia and another three sites in the US. We estimate that additional funding of $10 million will be required to complete preclinical work, obtain regulatory milestones (a CTN and an IND) and complete the Phase 1 First-in-Human study. Once human data have been acquired with SBP-101 in a Phase 1 trial, we will evaluate the estimated response rate and determine whether this novel approach to pancreatic cancer could be safe and effective. A response rate of at least 30% with a reasonable safety profile will justify continued development of SBP-101 for patients with adenocarcinoma of the pancreas.

Cancer therapeutics typically require a successful randomized Phase 3 trial that shows a survival advantage, with costs often exceeding $250-350 million before efficacy is established. We believe that the unique specificity of SBP-101 to the pancreas and pancreatic adenocarcinoma will permit a potential safety and efficacy demonstration and decision point to be reached with a randomized Phase 2 study following a successful Phase 1 demonstration of safety and tolerability with cancer project spending of less than $20 million for completion of the Phase 1 study.

Given the laboratory evidence of comparative efficacy, we believe that SBP-101 has the potential to change the standard of care for patients with pancreatic cancer, either as monotherapy, or more likely, in combination with existing therapy.

Preclinical Development

To enable IND and HREC/CTN submission and as part of its pharmacology work, SBP Research has conducted plasma and urine assay development and validation in animals, in vitro metabolism studies in liver microsomes and hepatocytes, in vitro interaction studies with hepatic and renal transporters, a protein binding study, animal pharmacokinetic and metabolism/mass balance studies, and human plasma and urine assay development and validation. As a part of the pharmacology evaluation, SBP Research has conducted in vitro pharmacology screen profiling assay, a study in six human pancreatic cell lines, and studies in tumor xenograft models in mice using PANC-1 cell lines and human pancreatic cancer cells (L3.6pl) injected orthotopically in the tail of the pancreas of nude mice.

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To meet regulatory requirements and to establish the safety profile of SBP-101, SBP Research has conducted, in rodents and non-rodents, toxicology dose-ranging studies, IND-enabling general toxicology studies, and genetic toxicology studies, including an Ames test. Exploratory studies in mice and rats and a Good Laboratory Practice (GLP)-compliant dog toxicology study have been completed. The relationship between dose and exposure (pharmacokinetics) has been described for all three species. SBP Research has also completed a preclinical hERG assay to detect any electrocardiographic QTc interval effects (IKrpotassium ion channel testing). Additionally, SBP Research may also conduct reproductive toxicity, immunotoxicity as well as phototoxicity testing if necessary (but not prior to the Phase 1 trial). As we anticipate the possibility of using SBP-101 in combination therapy with gemcitabine or AbraxaneÒ, we expect to conduct appropriate nonclinical studies to evaluate the use of these combinations. We also intend to evaluate comparative efficacy of SBP-101, gemcitabine and nab- paclitaxel in various combinations.

Although epidemiology of pancreatic cancer indicates that this is a disease of the older patient and is seen only rarely in the pediatric population, preliminary discussions with pediatric oncologists have nonetheless suggested that SBP-101 be considered for exploratory studies in children with pancreatic cancer.

Overall, given the pharmacodynamic effect of SBP-101, we do not presently anticipate that indications other than pancreatic adenocarcinoma and pancreatitis will be developed. Longer term, however, we may explore the use of SBP-101 in hepatocellular or biliary tract carcinoma, given that the drug is known to also be taken up by the liver at fairly high levels.

We have met FDA-mandated Chemistry, Manufacturing and Control (CMC) requirements with a combination of in-house expertise and contractual arrangements. To date, preparation of anticipated metabolites and an internal standard as a prerequisite for analytical studies have been completed through a Sponsored Research Agreement with the University of Florida and a contract manufacturer. SBP Research has completed Service Agreements with Syngene International Ltd. for the manufacture and supply of specific quantities of Good Manufacturing Practice (GMP) SBP-101 active pharmaceutical agreement (API) and for the development of synthetic process improvements. Investigational product (IP or clinical trial supply) has been made and tested at Albany Molecular Research Inc. (AMRI) in Burlington, MA.

Pancreatic Cancer Investigational New Drug (IND) – Form 1571 Submission

The preclinical work to support the IND submission has been completed. An IND application package containing the following: an Investigator’s Brochure; a statement of general investigative plans; the proposed Phase 1 pancreatic cancer study protocol, a data management and statistical plan; the CMC data; and the pharmacology, ADME (absorption, distribution, metabolism, excretion), and toxicology data. Preparation of the SBP-101 IND for pancreatic cancer required collaboration by SBP Research’s manufacturing, preclinical toxicology, pharmacokinetic and metabolism experts, our regulatory affairs project management, and our in-house clinical expertise. Submission of SBP Research’s pancreatic cancer IND, and allowance thereof by the FDA, will permit Sun BioPharma to proceed in the United States with its Phase 1 clinical trial, which will be a safety and tolerability study in previously treated patients with metastatic pancreatic ductal adenocarcinoma. This is further discussed in “Clinical Development” below.

Clinical Development – Pancreatic Cancer

Given the unique effects of SBP-101 on the mammalian pancreas, special factors have been considered in the design of the first-in-man study.

Phase 1 Clinical Trial Design

Subject to obtaining sufficient financing, a Phase 1 study in patients with pancreatic cancer, for a duration of approximately 24 months, is anticipated to enroll the first patient before the end of 2015. This study is expected to include a dose-escalation phase with 8-week cycles of treatment at each dose level. At least two cycles of therapy at each dose level are anticipated in this trial, with continued treatment permitted for patients with clinical responses or stable disease. The projected safety profile suggests that repeat cycles would be well tolerated.

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The absence of non-target organ adverse events implies non-overlapping toxicity in the case of subsequent combination with conventional chemotherapeutic agents, such as gemcitabine or nab-paclitaxel, or even FOLFIRINOX.

The specific nature of the pancreatic effect implies a single cancer indication (pancreatic adenocarcinoma) for the compound. This pancreatic effect of the compound also presumably contraindicates study of SBP- 101 in any healthy volunteer studies (such as a definitive QT interval study) due to potential subsequent development of pancreatic insufficiency. Other than the possible longer-term exploration of SBP-101 in hepatocellular or biliary tract carcinoma (as mentioned earlier), no indication for malignancy other than pancreatic adenocarcinoma is anticipated. These facts lead to the expedient circumstance that a classic Phase 1 multi-tumor oncology study is not possible. Accordingly, the first human study of SBP-101 is designed to be a dose-response study, i.e., a Phase 1 study producing Phase 2 results, or a Phase 1a/1b study.

An unexpected but favorable characteristic of the pancreatic action of SBP-101 is the lack of an effect on the normal insulin-producing islet cells. Preservation of the islet cells implies the absence of diabetes as a complication of SBP-101 therapy, although the necessity of supplementary oral pancreatic enzymes is expected to be unavoidable. Impact of the anticipated adverse effect of pancreatic insufficiency is mitigated by our recognition that many patients with pancreatic carcinoma require pancreatic enzyme replacement as a feature of their underlying disease, a complication so common that pancreatic enzyme replacement with one of several commercially available products is typically covered by US and Australian health care plans. Patients with cystic fibrosis, chronic pancreatitis and pancreatic cancer are the populations most often treated with pancreatic enzyme replacement.

Timing of the onset of action of SBP- 101 has resulted in a careful dose-finding strategy with intervals between cycles of therapy. Correlation between systemic drug exposure, pharmacologic and toxic effects will facilitate dose-finding and schedule determination for an optimal treatment regimen.

Patients will require regular pancreatic and hepatic enzyme assays, and periodic abdominal CT follow-up. Patients will also require careful monitoring for clinical signs of GI adverse events.

Given the life-threatening nature of pancreatic adenocarcinoma, the limited efficacy of current treatment options, and the long history of failures in pancreatic adenocarcinoma developmental therapeutics, it is anticipated that a successful outcome of the Phase 1a/1b dose-ranging trial will enable execution of an Accelerated Approval pathway. A 6-month FDA review period is would be a desirable outcome, along with an Oncology Drugs Advisory Committee (ODAC) presentation with post-approval clinical trial commitments for confirmatory studies.

Phase 2 Pivotal Clinical Trial

Unlike nearly every other early-stage cancer drug, SBP-101’s specificity of anticipated effects uniquely requires that its first human trial will be a dose- response study in the target pancreatic cancer patient population. This rare opportunity results in a simplified path to determine the success or failure of SBP-101 in the treatment of this disease and may result in an expedited development pathway.

With successful Phase 1 results, we intend to meet with the US FDA to obtain advice on potential breakthrough therapy designation and accelerated approval strategy. We will actively seek potential commercial partners and the opportunity to evaluate combination therapy alternatives.

With successful completion of FDA recommended clinical studies, we intend to seek marketing authorization from the FDA, the EMA (European Union), Ministry of Health and Welfare (Japan) and TGA (Australia). The submission fees may be waived when SBP-101 has been designated an orphan drug in each geographic region, as described under “Orphan Drug Status.”

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Total Development Costs

The development and commercialization of SBP-101 will involve a preclinical and a clinical development phase. We estimate that completion of the proposed preclinical development work and Phase 1a/1b clinical trial in pancreatic cancer will require additional funding of at least $10 million to $20 million in addition to what we have already raised and to take up to 24 months from the completion of this transaction. Additional clinical trials will be subsequently required if the results of the Phase 1 pancreatic cancer trial are positive. We estimate the total time and cost to obtain FDA and EU approval and bring SBP-101 to market is 6 to 7 years and up to two-hundred million dollars ($200 million), although this process could be accelerated and less funds would be needed if SBP-101 qualifies for Breakthrough Status. A breakthrough therapy designation conveys fast track program features, more intensive FDA guidance on an efficient drug development program, an organizational commitment involving senior managers, and eligibility for rolling review and priority review.

Orphan Drug Status

The Orphan Drug Act (ODA) provides special status to drugs which are intended for the safe and effective treatment, diagnosis or prevention of rare diseases that affect fewer than 200,000 people in the US, or that affect more than 200,000 persons but for which a manufacturer is not expected to recover the costs of developing and marketing such a drug. Orphan drug designation has the advantage of reducing drug development costs by: (i) streamlining the FDA’s approval process, (ii) providing tax breaks for expenses related to the drug development, (iii) allowing the orphan drug manufacturer to receive assistance from the FDA in funding the clinical testing necessary for approval of an orphan drug, and (iv) facilitating drug development efforts. More significantly, the orphan drug manufacturer’s ability to recover its investment in developing the drug is also greatly enhanced by the FDA granting the manufacturer seven years of exclusive US marketing rights upon approval. Designation of a drug candidate as an orphan drug therefore provides its sponsor with the opportunity to adopt a faster and less expensive pathway to commercializing its product. Given the prevalence of pancreatic cancer, (about 40,000 in the US) SBP Research has obtained US Orphan Drug Status in 2014 and we intend to submit an application for Orphan Drug Status in Europe, Japan and Australia.

Intellectual Property Status

Intellectual property licensed by SBP Research from the University includes Patent #5,962,533 and #6,160,022 covering composition of matter and method of use, with expirations in 2016 and 2019, respectively.

Development Project Managers

Project managers have been hired or contracted to coordinate all the functions identified in our Development Plan for SBP-101. In addition, an experienced regulatory affairs project specialist has been engaged to compile and submit all data in support of a European orphan drug status filing (see “Development Costs and Orphan Drug Status”), compile the General Investigative Plan to support all clinical activities, and coordinate all activities in connection with assembly and filing of SB Research’s IND. More specifically, the personnel responsible for overseeing critical functions of the Development Plan are as follows:

SBP Research’s CMC program is under the direction of Dr. Thomas Neenan, Ph.D., a founding member of the board of directors of SBP Research and our Chief Scientific Officer, and an experienced pharmaceutical industry synthetic chemist. Dr. Neenan has commissioned Contract Manufacturing Organizations (CMOs), who have improved the process for synthesis of SBP-101, and who have produced high- quality compound, chemically identical to that synthesized by Dr. Bergeron at the University of Florida. Dr. Neenan’s completed work includes development, confirmation and documentation of the synthetic chemistry process, analytical purity, reproducibility, stability (shelf-life), degradation products and pharmaceutical formulation and packaging. This work has culminated in a supply of drug to support preclinical work and human clinical trials.

Dr. Ajit Shah, Ph.D., is our Vice President of Clinical Pharmacology. Dr. Shah has extensive prior experience with numerous other compounds at both large and mid-size sponsoring companies, including Pfizer and MGI Pharma. His completed work includes development of analytical methods to quantify levels of drug and characterization of metabolites in plasma, urine and tissues, plus distribution of the compound in living tissues, metabolic pathways and products, anticipated drug blood levels, half- life in the organism, and excretion pathways. Dr. Shah’s work has enabled informed dose and schedule planning for human clinical trials.

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Dr. Anthony Kiorpes, Ph.D., D.V.M., has responsibility for our toxicology program, a role he has assumed previously for many preclinical projects at other companies. His studies have determined single- and multiple-dose safety profiles in rodent and non-rodent species, enabling improved safety monitoring in the design of clinical trials for SBP-101. Dr. Kiorpes’ results have helped management to predict and prevent potential side effects in humans.

Dr. Michael Cullen, M.D., M.B.A, SBP Research’s founder and our Executive Chairman, an experienced drug development specialist with 10 prior NDA approvals, has led our overall Clinical and Regulatory Affairs & Project Management effort, including timeline and budget management, critical path timeline synchronization, IND/HREC/CTN package submissions, management of industry partner collaborative efforts, initial EU Regulatory Affairs planning, and collaboration on oversight of outsourced CMC efforts. Dr. Cullen has recruited additional experienced and talented staff in the positions of statistical analyses, clinical operations, clinical research and non-clinical studies.

Dr. Suzanne Gagnon, M.D., our Chief Medical Officer and a director, an experienced CMO, having served in that capacity for several private and public companies, including BioPharm/IBAH/Omnicare, ICON, Idis, NuPathe, Luitpold and Rhone-Poulenc Rorer where she helped develop docetaxel, still an important chemotherapy agent, will join Michael Cullen, MD in leading the design of SBP Research’s clinical trials, recruiting investigators, monitoring the safety of the patients and reporting the findings to the FDA, EMA and TGA, and in the medical literature. SBP Research has engaged Courante Oncology, an experienced clinical contract research organization (CRO), to manage clinical operations in the USA, and has selected a CRO for our Australian operations. These two CROs will provide regulatory documentation for HREC/CTN and IRB (Investigational Review Board) submissions, FDA 1571 regulation compliance, and informed consents, as well as clinical study site qualification, contracting and payment, study conduct monitoring, data collection, analysis and reporting.

Employees

As of September 10, 2015, we had 21 employees, all of whom were full-time employees, including 8 employees of SBP Research and Australia and 13 employees of Cimarron Medical Software, Inc. We may hire additional employees to support the growth of our businesses. We believe that operational responsibilities can be handled by its current employees and independent consultants. We have historically used expect to continue to use the services of independent consultants and contractors to perform various professional services. We believe that this use of third-party service providers enhances its ability to minimize general and administrative expenses.

Material Agreements

Standard Exclusive License Agreement dated December 22, 2011, between SBP Research and the University of Florida Research Foundation, Inc. (“UFRF”). This agreement grants SBP Research an exclusive license to the proprietary technology covered by issued United States Patents Nos. US 5,962,533 and US 6,160,022, and to Patent Application No. 13/306,980 and International Application No. PCT/US2011/062745, with reservations by UFRF for academic or government uses. Under this agreement, SBP Research agrees to pay various royalties, expenses and milestone payments to UFRF. Additionally, pursuant to this agreement SBP Research then issued to UFRF 200,000 shares of common stock of SBP Research (equal to 800,000 shares of the Company’s common stock after giving effect to the Merger). Anti-dilution protection for UFRF pursuant to this agreement required SBP Research to issue additional shares to UFRF in order for UFRF to maintain its ownership stake at ten percent (10%) of the total number of issued and outstanding shares of SBP Research, calculated on a fully diluted basis, until such time as SBP Research has received a total of two million dollars ($2,000,000) in exchange for the issuance of equity securities by SBP Research. This requirement has been met, and UFRF is therefore afforded no further anti-dilution protection.

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Under the License Agreement, SBP Research has a number of performance related milestones it must meet in order to retain its rights to the technology. Included in such milestones are the commitment to submit an IND by the end of 2014 and to have its first commercial sale of a product incorporating the technology by the end of 2020. SBP Research must also raise an aggregate of three million dollars ($3,000,000) by the end of 2014 or UFRF may terminate the license agreement upon notice. Also, in the event that SBP Research is not actively pursuing commercialization of the technology in any country or territory other than the U.S. and certain other countries by the end of 2014, UFRF may terminate the license as to that country or territory under certain circumstances. UFRF may also terminate this license for standard and similar causes such as material breach of the agreement, bankruptcy, failure to pay royalties and other customary conditions.

The foregoing description of the material terms of the License Agreement is qualified by the full text of the License Agreement, a copy of which is attached as Exhibit 10.5 to this current report on Form 8-K and is incorporated herein by reference.

Legal Proceedings

We are not currently party to any material legal proceedings. From time to time, we may be named as a defendant in legal actions arising from our normal business activities. We believe that we have obtained adequate insurance coverage or rights to indemnification in connection with potential legal proceedings that may arise.

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RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks described below, in addition to the other information contained in this report, before investing in our common stock. Realization of any of the following risks, or adverse results from any matter listed under “Information Regarding Forward-Looking Statements,” could have a material adverse effect on our business, financial condition, cash flows and results of operations and could result in a decline in the trading price of our common stock. You might lose all or part of your investment. This report also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements, estimates and projections as a result of specific factors, including the risks described below.

Risks Related to Our Business

We are a company with limited revenue history for you to evaluate our business.

Our combined Company has limited operating history for you to consider in evaluating our business and prospects. As such, it is difficult for potential investors to evaluate our business.

SBP Research has experienced negative cash flows for its operating activities since inception, primarily due to the investments required to commercialize our primary drug candidate SBP-101. Its financing cash flows were positive due to the proceeds from equity and promissory notes issuances. SBP Research’s net cash used in operating activities for 2014 was approximately $3.3 million.

Our combined operations are subject to all of the risks, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the pharmaceutical and biotechnology industries in which we compete. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.

As a result of our current lack of financial liquidity, our auditors have expressed substantial doubt regarding our ability to continue as a “going concern.”

As a result of our current lack of financial liquidity, our auditors’ report for our 2014 financial statements, which are included as part of this report, contains a statement concerning our ability to continue as a “going concern.” Our lack of sufficient liquidity could make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and may materially and adversely affect the terms of any financing that we may obtain and our public stock price generally.

Our continuation as a “going concern” is dependent upon, among other things, achieving positive cash flow from operations and, if necessary, augmenting such cash flow using external resources to satisfy our cash needs. Our plans to achieve positive cash flow include engaging in offerings of securities, negotiating up-front and milestone payments on pipeline products under development or royalties from sales of our products that secure regulatory approval and any milestone payments associated with such approved products. These cash sources could, potentially, be supplemented by financing or other strategic agreements. However, we may be unable to achieve these goals and therefore may be unable to continue as a going concern.

Our lack of diversification increases the risk of an investment in our Company, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our board of directors has centered our attention on SBP Research’s drug development activities, which are initially focused on the polamine analogue compound it has licensed from the University. Our ability to diversify our investments will depend on our access to additional capital and financing sources and the availability and identification of suitable opportunities.

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Larger companies have the ability to manage their risk by diversification. However, we lack and expect to continue to lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting pharmaceutical and biotechnology industries in which we compete than we would if our business were more diversified, enhancing our risk profile. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

We may be unable to obtain additional capital that required to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the income generated from our initial operations alone may not be sufficient to fund our expected continuing opportunities. We likely will require additional capital to continue to operate our business beyond our current opportunities.

Future acquisitions, research and development and capital expenditures, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow. There is no guarantee that we will be able to raise any required additional capital or generate sufficient cash flow from our current and proposed operations to fund our ongoing business.

We may pursue sources of additional capital through various financing transactions or arrangements, including collaboration arrangements, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, our resources may not be sufficient to fund our operations going forward.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. We expect that any additional capital required to fulfill our research commitments would be funded through one or more debt instruments to minimize dilution to existing stockholders. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the pharmaceutical and other drug development industries in particular), our status as a new enterprise without a significant demonstrated operating history, the limited diversity of our activities and/or the loss of key personnel. If the amount of capital we are able to raise from financing activities, together with our income from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

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We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting our business. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business.

Our success depends on the ability of our management, employees and joint venture partner to interpret market data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We will seek to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to use the extended transition period for complying with these new or revised accounting standards. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

We have only recently commenced operations and may never achieve profitability. If we continue to incur operating losses, we may be unable to continue our operations.

SBP Research commenced operations in 2011. If we continue to incur operating losses and fail to become a profitable company, we may be unable to continue our operations. In the absence of substantial revenue from the sale of products or other sources, the amount, timing, nature or source of which cannot be predicted, our losses will continue as we conduct our research and development activities. See Appendix C for the Company’s Unaudited Financial Statements.

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The market for our products is highly competitive and is subject to rapid scientific change, which could have a material adverse effect on our business, results of operations and financial condition.

The pharmaceutical and biotechnology industries in which we compete are highly competitive and characterized by rapid and significant technological change. We face intense competition from organizations such as pharmaceutical and biotechnology companies, as well as academic and research institutions and government agencies. Some of these organizations are pursuing products based on technologies similar to our technology. Other of these organizations have developed and are marketing products, or are pursuing other technological approaches designed to produce products that are competitive with our product candidate in the therapeutic effect these competitive products have on the disease targeted by our product candidate. Our competitors may discover, develop or commercialize products or other novel technologies that are more effective, safer or less costly than any that we may develop. Our competitors may also obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for our products.

Many of our competitors are substantially larger than we are and have greater capital resources, research and development staffs and facilities than we have. In addition, many of our competitors are more experienced in drug discovery, development and commercialization, obtaining regulatory approvals, and drug manufacturing and marketing.

We anticipate that the competition with our product and technology will be based on a number of factors including product efficacy, safety, availability, and price. The timing of market introduction of our future products and competitive products will also affect competition among products. We expect the relative speed with which we can develop our product, complete the required clinical trials, establish a strategic partner and supply appropriate quantities of the product for late stage trials, if required, to be important competitive factors. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection in non-U.S. markets which we currently do not have, or otherwise develop proprietary products or processes and to secure sufficient capital resources for the period between technological conception and commercial sales or out-license to a pharmaceutical partner. If we fail to develop and deploy our proposed product in a successful and timely manner, we will in all likelihood not be competitive.

Our product candidate is based on new technology and, consequently, is inherently risky. Concerns about the safety and efficacy of our product could limit our future success.

We are subject to the risks of failure inherent in the development of product candidates based on new technologies. These risks include the possibility that the product we create will not be effective, that our product candidate will be unsafe or otherwise fail to receive the necessary regulatory approvals or that our product candidate will be hard to manufacture on a large scale or will be uneconomical to market.

Many pharmaceutical products cause multiple potential complications and side effects, not all of which can be predicted with accuracy and many of which may vary from patient to patient. Long term follow-up data may reveal additional complications associated with our product. The responses of potential physicians and others to information about complications could materially affect the market acceptance of our product, which in turn would materially harm our business.

Clinical trials required for our product candidate are expensive and time-consuming, and their outcome is highly uncertain. If any of our drug trials are delayed or yield unfavorable results, we will have to delay or may be unable to obtain regulatory approval for our product candidate.

We must conduct extensive testing of our product candidate before we can obtain regulatory approval to market and sell it. We need to conduct both preclinical animal testing and human clinical trials. Conducting these trials is a lengthy, time-consuming, and expensive process. These tests and trials may not achieve favorable results for many reasons, including, among others, failure of the product candidate to demonstrate safety or efficacy, the development of serious or life-threatening adverse events (or side effects) caused by or connected with exposure to the product candidate, difficulty in enrolling and maintaining subjects in the clinical trial, lack of sufficient supplies of the product candidate or comparator drug, and the failure of clinical investigators, trial monitors, contractors, consultants, or trial subjects to comply with the trial plan or protocol. A clinical trial may fail because it did not include a sufficient number of patients to detect the endpoint being measured or reach statistical significance. A clinical trial may also fail because the dose(s) of the investigational drug included in the trial were either too low or too high to determine the optimal effect of the investigational drug in the disease setting. Many clinical trials are conducted under the oversight of Independent Data Monitoring Committees (“IDMCs”). These independent oversight bodies are made up of external experts who review the progress of ongoing clinical trials, including available safety and efficacy data, and make recommendations concerning a trial’s continuation, modification, or termination based on interim, unblinded data. Any of ongoing clinical trials may be discontinued or amended in response to recommendations made by responsible IDMCs based on their review of such interim trial results.

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We will need to reevaluate our drug candidate if it does not test favorably and either conduct new trials, which are expensive and time consuming, or abandon the drug Development Program. Even if we obtain positive results from preclinical or clinical trials, we may not achieve the same success in future trials. Many companies in the biopharmaceutical industry have suffered significant setbacks in clinical trials, even after promising results have been obtained in earlier trials. The failure of clinical trials to demonstrate safety and effectiveness for the desired indication(s) could harm the development of our product candidate(s), and our business, financial condition, and results of operations may be materially harmed.

Regulatory and legal uncertainties could result in significant costs or otherwise harm our business.

In order to manufacture and sell our product, we must comply with extensive international and domestic regulations. In order to sell our products in the U.S., approval from the FDA is required. The FDA approval process is expensive and time-consuming. We cannot predict whether our product will be approved by the FDA. Even if it is approved, we cannot predict the time frame for approval. Foreign regulatory requirements differ from jurisdiction to jurisdiction and may, in some cases, be more stringent or difficult to obtain than FDA approval. As with the FDA, we cannot predict if or when we may obtain these regulatory approvals. If we cannot demonstrate that our product can be used safely and successfully in a broad segment of the patient population on a long-term basis, our products would likely be denied approval by the FDA and the regulatory agencies of foreign governments.

We may be unable to formulate or manufacture our product candidate in a way that is suitable for clinical or commercial use.

Changes in product formulations and manufacturing processes may be required as the product candidate progresses in clinical development and is ultimately commercialized. If we are unable to develop suitable product formulations or manufacturing processes to support large scale clinical testing of our product candidate, we may be unable to supply necessary materials for our clinical trials, which would delay the development of our product candidate. Similarly, if we are unable to supply sufficient quantities of our product or develop product formulations suitable for commercial use, we will not be able to successfully commercialize our product candidate.

We lack sales, marketing and distribution capabilities and will rely on third parties to market and distribute our products, which may harm or delay our product development and commercialization efforts.

We currently have no sales, marketing, or distribution capabilities and do not intend to develop such capabilities in the foreseeable future. If we are unable to establish sales, marketing or distribution capabilities either by developing our own sales, marketing, and distribution organization or by entering into agreements with others, we may be unable to successfully sell any products that we are able to begin to commercialize. If we, and our strategic partners, are unable to effectively sell our products, our ability to generate revenues will be harmed. We may not be able to hire, in a timely manner, the qualified sales and marketing personnel for our needs, if at all. In addition, we may not be able to enter into any marketing or distribution agreements on acceptable terms, if at all. If we cannot establish sales, marketing and distribution capabilities as we intend, either by developing our own capabilities or entering into agreements with third parties, sales of future products, if any, will be harmed.

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UFRF, our sole licensor, may under certain circumstances terminate our license agreement, which is required for us to conduct our proposed business.

Our license agreement with UFRF provides UFRF the right to terminate our agreement upon written notice to us if we do not meet all of our requirements under the license agreement that requires us to file an IND application with the FDA, have a commercial sale of a licensed product within an agreed upon period of time and raise certain amounts of capital. If the license or any other agreement we enter into with UFRF is terminated for any reason, our business will be materially adversely affected, and our business will in all likelihood fail.

If we are unable to obtain, maintain and enforce our proprietary rights, we may not be able to compete effectively or operate profitably.

We have entered into a license agreement with UFRF. The patents underlying the licensed intellectual property and positions, and those of other biopharmaceutical companies, are generally uncertain and involve complex legal, scientific and factual questions.

Our ability to develop and commercialize drugs depends in significant part on our ability to: (i) obtain and/or develop broad, protectable intellectual property; (ii) obtain additional licenses to the proprietary rights of others on commercially reasonable terms; (iii) operate without infringing upon the proprietary rights of others; (iv) prevent others from infringing on our proprietary rights; and (v) protect our trade secrets.

Patents that we may acquire and those that might be issued in the future, may be challenged, invalidated or circumvented, and the rights granted thereunder may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Furthermore, our competitors may independently develop similar technologies or duplicate any technology we develop. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any of our products can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thus reducing any advantage of the patent.

Because patent applications in the US and many foreign jurisdictions are typically not published until at least 12 months after filing, or in some cases not at all, and because publications of discoveries in the scientific literature often lag behind actual discoveries, neither we nor our licensors can be certain that either we or our licensors were the first to make the inventions claimed in issued patents or pending patent applications, or that we were the first to file for protection of the inventions set forth in these patent applications.

Additionally, UFRF previously elected to seek protection for certain elements of the licensed technology only in the United States, and the time to file for international patent protection has expired. This limits the strength of the Company’s intellectual property position in certain markets and could affect the overall value of the Company to a potential corporate partner.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us to pay significant damage awards.

There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. We may become a party to various types of patent litigation or other proceedings regarding intellectual property rights from time to time even under circumstances where we are not using and do not intend to use any of the intellectual property involved in the proceedings.

The cost of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation or proceedings more effectively than we will be able to because our competitors may have substantially greater financial resources. If any patent litigation or other proceeding is resolved against us, we or our collaborators may be enjoined from developing, manufacturing, selling or importing our drugs without a license from the other party and we may be held liable for significant damages. We may not be able to obtain any required license(s) on commercially acceptable terms or at all.

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Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

We may be required to defend lawsuits or pay damages for product liability claims.

Product liability is a major risk in testing and marketing biotechnology and pharmaceutical products. We may face substantial product liability exposure in human clinical trials and for products that sell after regulatory approval. Product liability claims, regardless of their merits, could exceed policy limits, divert management’s attention, and adversely affect our reputation and the demand for our product. In any such event, your investment in our securities could be materially and adversely affected.

Federal and state pharmaceutical marketing compliance and reporting requirements may expose us to regulatory and legal action by state governments or other government authorities.

The Food and Drug Administration Modernization Act (the “FDMA”), established a public registry of open clinical trials involving drugs intended to treat serious or life-threatening diseases or conditions in order to promote public awareness of and access to these clinical trials. Under the FDMA, pharmaceutical manufacturers and other trial sponsors are required to post the general purpose of these trials, as well as the eligibility criteria, location and contact information of the trials. Failure to comply with any clinical trial posting requirements could expose us to negative publicity, fines and other penalties, all of which could materially harm our business.

In recent years, several states, including California, Vermont, Maine, Minnesota, New Mexico and West Virginia have enacted legislation requiring pharmaceutical companies to establish marketing compliance programs and file periodic reports on sales, marketing, pricing and other activities. Similar legislation is being considered in other states. Many of these requirements are new and uncertain, and available guidance is limited. Unless we are in full compliance with these laws, we could face enforcement actions and fines and other penalties and could receive adverse publicity, all of which could harm our business.

If the product we develop becomes subject to unfavorable pricing regulations, third party reimbursement practices or healthcare reform initiatives, our ability to successfully commercialize our product will be impaired.

Our future revenues, profitability and access to capital will be affected by the continuing efforts of governmental and private third party payors to contain or reduce the costs of health care through various means. We expect a number of federal, state and foreign proposals to control the cost of drugs through government regulation. We are unsure of the impact recent health care reform legislation may have on our business or what actions federal, state, foreign and private payors may take in response to the recent reforms. Therefore, it is difficult to predict the effect of any implemented reform on our business. Our ability to commercialize our product successfully will depend, in part, on the extent to which reimbursement for the cost of such product and related treatments will be available from government health administration authorities, such as Medicare and Medicaid in the US, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, particularly for indications for which there is no current effective treatment or for which medical care typically is not sought. Adequate third party coverage may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product research and development. If adequate coverage and reimbursement levels are not provided by government and third party payors for use of our products, our products may fail to achieve market acceptance and our results of operations will be harmed.

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Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or PPACA, was passed, which substantially changes the way health care is financed by both governmental and private insurers, and significantly impacts the U.S. pharmaceutical industry. The PPACA, among other things, subjects biologic products to potential competition by lower-cost biosimilars, addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations, establishes annual fees and taxes on manufacturers of certain branded prescription drugs, and subjects additional drugs to lower pricing under the 340B drug pricing program by adding new entities to the program.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes included elsewhere in this filing. Some of the information contained in this discussion and analysis or set forth elsewhere in this filing, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below. You should read the section titled “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a pre-clinical stage drug development company advancing the commercial development of a proprietary polyamine analogue for pancreatic cancer and for a second indication in chronic pancreatitis. The Company has exclusively licensed the worldwide rights to this compound, which has been designated as SBP-101, from the University of Florida Research Foundation, Inc. (“UFRF”). We intend to generate income from pharmaceutical products we develop either alone or with one or more strategic partners.

In the years ended December 31, 2014 and 2013, we had no revenues and net losses of $3,531,000 and $4,087,000, respectively. In the six-month period ended June 30, 2015, we had no revenues and a net loss of $3,407,000, compared to no revenues and a net loss of $1,411,000 for the six-month period ended June 30, 2014.

Sources of Expenses

General and administrative expense

Our general and administrative expense consists primarily of management staffing, legal and accounting fees, debt discounts, insurance premiums, office support costs, and share-based compensation.

Research and product development expense

Our research and product development expense consists of costs associated with pre-clinical testing, drug manufacturing, and share-based compensation.

Other income (expense)

Our other income (expense) primarily reflects loss on foreign currency exchanges and interest expense.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures in the financial statements. Critical accounting policies are those accounting policies that may be material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance. While we base our estimates and judgments on our experience and on various other factors that we believe to be reasonable under the circumstances, actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies used in the preparation of our financial statements require significant judgments and estimates. For additional information relating to these and other accounting policies, see Note 2 to our audited financial statements for the fiscal years ended December 31, 2013 and 2014, appearing elsewhere in this filing.

Fair Value Estimates of Common Stock

We utilize estimates and assumptions in determining the fair value of our common stock. We granted stock options at exercise prices not less than the fair market value of our common stock as determined by our Board, with input from management. We have obtained independent appraisals of the estimated fair value of our common stock based on a number of objective and subjective factors, including external market conditions affecting the medical device industry and the historical prices at which we sold shares of our common stock.

Share-Based Compensation

We recognize compensation expense in an amount equal to the estimated grant date fair value of each option grant, or stock award over the estimated period of service and vesting. This estimation of the fair value of each stock-based grant or issuance on the date of grant involves numerous assumptions by management. Although we calculate the fair value under the Black Scholes option pricing model, which is a standard option pricing model, this model still requires the use of numerous assumptions, including, among others, the expected life (turnover), volatility of the underlying equity security, a risk free interest rate and expected dividends. The model and assumptions also attempt to account for changing employee behavior as the stock price changes and capture the observed pattern of increasing rates of exercise as the stock price increases. The use of different assumptions by management in connection with these assumptions in the Black Scholes option pricing model could produce substantially different results.

Accounting for Income Taxes

Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates. Future tax benefits are subject to a valuation allowance when management is unable to conclude that our deferred tax assets will more-likely-than-not be realized from the results of operations. Our estimate for the valuation allowance for deferred tax assets requires management to make significant estimates and judgments about projected future operating results. A valuation allowance has been established against all net deferred tax assets. If actual results differ from these projections or if management’s expectations of future results change, it may be necessary to adjust the valuation allowance.

Results of Operations

Comparison of years ended December 31, 2014 and 2013

Operating expenses

We had total operating expenses of $3,445,000 in 2014, an increase of $208,000, or 6%, compared to $3,237,000 in 2013. The primary reason for the increase was higher research and development costs, offset by lower general and administrative expenses. The changes in the various components of our operating expenses are described below.

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General and administrative expense

We had general and administrative expense of $1,079,000 in 2014, a decrease of $570,000, or 35%, compared to $1,649,000 in 2013. The primary reasons for the decrease were caused by decreases in option compensation ($764,000), offset by increases in personnel costs ($116,000) and legal and accounting fees ($65,000).

Research and product development expense

We had research and product development expense of $2,366,000 in 2014, an increase of $778,000, or 49%, compared to $1,588,000 in 2013. The primary reasons for the increase were caused by increases in outside services ($607,000), materials and supplies ($29,000), licenses and patents ($20,000) and stock option compensation ($19,000).

Other income (expense)

Other income (expense) consists primarily of interest expense on convertible promissory notes and change in fair value of derivatives. Interest expense was $156,000 in 2014, whereas interest expense in 2013 was $98,000, an increase of $58,000, or 59% as a result of issuance of additional convertible notes. Included in interest expense was the accretion of debt discount which was $184,000 in 2013 and zero in 2014. The change in the fair value of derivative relating the warrants whose terms became certain in December 2013 was $626,000 in 2013.

Income tax benefit

Income tax benefit consists of refundable tax credits relating to our Australian subsidiary of $108,000 in 2014, which was an increase of $10,000, or 10%, compared to $98,000 in 2013.

Net loss

For the foregoing reasons, we had a net loss of $3,531,000 in 2014, as compared to a net loss of $4,087,000 in 2013.

Comparison of six months ended June 30, 2015 and 2014

Operating expenses

We had total operating expenses of $3,391,000 for the six month period ended June 30, 2015, an increase of $1,974,000, or 139%, compared to $1,417,000 for the same period in 2014. The primary reason for the increase was higher general and administrative costs and higher research and development expenses. The changes in the various components of our operating expenses are described below.

General and administrative expense

We had general and administrative expense of $1,795,000 for the six month period ended June 30, 2015, an increase of $1,282,000, or 250%, compared to $513,000 for the same period in 2014. The primary reasons for the increase were caused by increases in personnel costs ($257,000), legal and accounting fees associated with the proposed merger ($437,000) and share based compensation expense ($699,000).

Research and product development expense

We had research and product development expense of $1,595,000 for the six month period ended June 30, 2015, an increase of $692,000, or 77%, compared to $903,000 for the same period in 2014. The primary reasons for the increase were caused by increases in preclinical studies ($443,000), product development expenses ($129,000), and basic research costs ($119,000).

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Other income (expense)

Other income (expense) consists primarily of interest expense on convertible promissory notes. Interest expense was $79,000 for the six month period ended June 30, 2015, whereas interest expense for the same period in 2014 was $74,000, a nominal increase of $5,000, or 7%.

Net loss and Comprehensive loss

For the foregoing reasons, we had a net loss of $3,407,000 for the six month period ended June 30, 2015, as compared to a net loss of $1,411,000 for the same period in 2014, and we had a comprehensive loss of $3,420,000 for the six month period ended June 30, 2015, as compared to a comprehensive loss of $1,400,000 for the same period in 2014.

Comparison of three months ended June 30, 2015 and 2014

Operating expenses

We had total operating expenses of $1,201,000 for the three month period ended June 30, 2015, an increase of $360,000, or 43%, compared to $841,000 for the same period in 2014. The primary reason for the increase was higher general and administrative costs. The changes in the various components of our operating expenses are described below.

General and administrative expense

We had general and administrative expense of $592,000 for the three month period ended June 30, 2015, an increase of $334,000, or 129%, compared to $258,000 for the same period in 2014. The primary reasons for the increase were caused by increases in personnel costs ($98,000) and legal and accounting fees associated with the proposed merger ($242,000).

Research and product development expense

We had research and product development expense of $608,000 for the three month period ended June 30, 2015, a nominal increase of $25,000, or 4%, compared to $583,000 for the same period in 2014.

Other income (expense)

Other income (expense) consists primarily of interest expense on convertible promissory notes. Interest expense was $39,000 for the three month period ended June 30, 2015, whereas interest expense for the same period in 2014 was $41,000, a nominal decrease of $2,000, or 5%.

Net loss and Comprehensive loss

For the foregoing reasons, we had a net loss of $1,216,000 for the three month period ended June 30, 2015, as compared to a net loss of $831,000 for the same period in 2014, and we had a comprehensive loss of $1,224,000 for the three month period ended June 30, 2015, as compared to a comprehensive loss of $827,000 for the same period in 2014.

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Liquidity and Capital Resources

We had cash and cash equivalents of $1,005,000 at June 30, 2015 compared to $1,653,000 at December 31, 2014, and total current liabilities of $731,000 at June 30, 2015 compared to $467,000 at December 31, 2014. At June 30, 2015 and December 31, 2014, we had working capital of $901,000 and $1,906,000, respectively.

Pursuant to the Merger Agreement, SBP Research was obligated to undertake efforts to engage in a private placement of its common stock (the “Private Placement”). On September 4, 2015, immediately prior to the closing of the Merger, SBP Research sold shares of its common stock for aggregate gross proceeds of $1,175,000, which shares ultimately resulted in the issuance of an incremental 587,500 shares of our common stock in connection with the Merger.

Our principal source of cash has been the issuance of common stock, including through the exercise of stock warrants and stock options and the conversion of convertible promissory notes. We expect our operating expenses will continue to grow and, as a result, we will need to generate significant additional funding. We believe that cash on hand will be sufficient to fund our operations through September 2015. Although we do not have any current capital commitments, we expect that we will increase our projected expenditures once we have additional capital on hand in order to continue our efforts to grow our business and complete Phase 1 clinical trials for our SBP-101 drug candidate. Accordingly, we expect to make additional expenditures in product development to continue enhancing our current products. We also expect to invest in research and development efforts of follow-on products. However, we do not have any definitive plans as to the exact amounts or particular uses at this time, and the exact amounts and timing of any expenditure may vary significantly from our current intentions.

Going Concern

We have incurred recurring losses since inception and expect to continue to incur costs and expenses related to product development and sales and marketing of our products. As of June 30, 2015, we had cash of $1,005,000, working capital of $901,000 and stockholders’ deficit of $2,116,000. Our principal source of cash has been the issuance of debt, capital stock and exercise of stock warrants and stock options. We anticipate that our operating expenses will continue to grow and, as a result, we will need to generate significant additional funding to achieve to finance company operations.

We expect to continue our business into the foreseeable future as long as additional debt or equity financing is raised and revenues are achieved as anticipated. There can be no assurance that such financing will be available on terms commercially acceptable to our company or on any terms. We do not anticipate generating revenues for the foreseeable future. Failure to manage discretionary expenditures, raise additional financing and increase revenues may adversely impact our ability to achieve our intended business objectives. As a result, we may be forced to reduce or curtail our operations. These factors raise substantial doubt about our ability to continue as a going concern. The condensed consolidated financial statements included elsewhere in this filing do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Cash Flows

Operating activities

We used $3,343,000 of net cash in operating activities in 2014. Adjustments to reconcile net loss to net cash used in operating activities plus changes in operating assets and liabilities were $188,000 in 2014. These adjustments primarily reflect increases in share-based compensation expense, non-cash interest expense, and rebate receivable, offset by a decrease in accounts payable and accrued expenses.

We used $1,931,000 of net cash in operating activities in 2013. Adjustments to reconcile net loss to net cash used in operating activities plus changes in operating assets and liabilities were $2,156,000 in 2013. These adjustments primarily reflect increases in share based compensation, fair value adjustment to warrant liabilities, and a decrease to accounts payable and accrued expenses.

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We used $2,142,000 of net cash in operating activities for the six months ended June 30, 2015. Adjustments to reconcile net loss to net cash used in operating activities plus changes in operating assets and liabilities were $1,265,000 in the six month period ended June 30, 2015. These adjustments primarily reflect increases in accounts payable and share based compensation.

We used $1,179,000 of net cash in operating activities for the six month period ended June 30, 2014. Adjustments to reconcile net loss to net cash used in operating activities plus changes in operating assets and liabilities were $233,000 in the six month period ended June 30, 2014. These adjustments primarily reflect increases in accounts payable, issuance of common stock for services and technology rights and share based compensation.

Investing activities

We used $501,000 of net cash in investing activities in 2014 to invest excess cash in a mutual fund. These funds have since been withdrawn from the mutual fund for use by the Company for its operations. There were no significant investing activities during 2013 or 2015 to date.

Financing activities

We generated $2,815,000 of net cash from financing activities in 2014 from issuance of convertible promissory notes and the exercise of common stock options and warrants.

We generated $2,991,000 of net cash from financing activities in 2013 from the issuance of convertible promissory notes.

We generated $1,512,000 of net cash from financing activities during the six month period ended June 30, 2015 from the sale of common stock, including the exercise of stock warrants and stock options.

We generated $2,411,000 of net cash from financing activities during the six month period ended June 30, 2014 through the issuance of convertible promissory notes and the exercise of common stock options.

Indebtedness

We currently have $2,775,000 outstanding in convertible promissory notes that incur annual interest of 5%, payable quarterly, and are convertible into common stock at $1.125 per share. These notes mature in December 2018. We also currently have $300,000 outstanding in an unsecured loan that accrues annual interest of 4.125%. All principal and accrued interest on this loan are payable in October 2017.

Off-Balance Sheet Arrangements

As of June 30, 2015, we had no off-balance sheet arrangements.

PROPERTIES

SB Research’s primary business functions, including research and development, are conducted in commercial office space located at 5700 SW 34th Street, Suite 105, Gainesville, FL 32608. This location is leased under an agreement scheduled to expire on April 30, 2016.

Cimarron Medical Software, Inc. uses commercial office space located at 10 W. Broadway, Suite 700, Salt Lake City, Utah, 84101. This location is leased under an agreement scheduled to expire in 2019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock as of September 10, 2015, after giving effect to the Merger and the Stock Transactions, by (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers, directors and director nominees as a group; and (iv) each beneficial owner of 5% or more of our outstanding common stock. Ownership percentages are based on 29,892,806 shares of common stock outstanding as of the close of business on September 10, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of stock listed below has sole voting and investment power as to the stock owned unless otherwise noted. The table below includes the number of shares underlying options that are exercisable within 60 days from the date of this report. Except as otherwise noted below, the address for each director or officer listed in the table is c/o Sun BioPharma, Inc., 712 Vista Blvd #305, Waconia, Minnesota 55387.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Executive Officers and Directors

Michael T. Cullen	4,265,764	(1)	13.9%
David B. Kaysen	–		–
Daniel E. Ryweck	–		–
Thomas X. Neenan	840,000	(2)	2.8%
Suzanne Gagnon	810,000	(3)	2.7%
Paul W. Schaffer	983,296	(4)	3.3%
D. Robert Schemel	3,727,836	(5)	12.5%

Executive officers and directors as a group (7 persons)	10,786,896	(6)	34.0%

Ryan R. Gilbertson 1675 Neal Ave Delano, MN 55328	7,515,936	(7)	22.6%
Clifford F. McCurdy III 15625 West Hwy 318 Williston, FL 326961	2,660,000	(8)	8.7%
Douglas M. Polinsky 328 Barry Ave S. #210 Wayzata, MN 55391	2,711,557	(9)	8.6%
Paul M. Herron 105 Cypress Lagoon Court Ponte Vedra Beach, FL 32082	2,309,860	(10)	7.7%
Christopher R. Johnson 17760 Ballantrae Circle Eden Prairie, MN 55347	2,183,359	(11)	7.1%
Ryan R. Gilbertson 2012 Irrevocable Family Trust 1000 Parker's Lake Rd Wayzata, MN 55391	1,671,093	(12)	5.4%

_________________

(1)	Includes 1,845,764 shares held by the Cullen Living Trust and 800,000 shares subject to stock options.
(2)	Includes 440,000 shares subject to stock options.
(3)	Includes 10,000 shares held by the Gagnon Family Trust and 400,000 shares subject to stock options.
(4)	Includes 89,092 shares held by the Paul Shaffer Trust.
(5)	Includes 2,833,548 shares held by spouse and 200,000 shares subject to warrants held jointly with spouse.
(6)	Includes 2,440,000 shares subject to stock options.
(7)

Includes 1,923,208 shares subject to options, 800,000 shares subject to warrants, and an estimated 444,444 potentially issuable pursuant to convertible promissory notes. Also includes an estimated 177,776 shares potentially issuable pursuant to convertible promissory notes held by Total Depth Foundation.

(8)	Includes 820,000 shares subject to stock options.
(9)	Includes 1,250,408 shares subject to options and 444,444 shares subject to warrants.
(10)	Includes 414,860 shares held jointly with spouse, 20,000 shares subject to options and 50,000 shares subject to warrants.
(11)

Includes 80,000 shares held jointly with spouse and 1,116,936 shares held by Providence Investments LLC. Mr. Johnson has sole voting and dispositive power with respect to securities held in the name of Providence Investments LLC.

(12)	Includes 300,000 shares subject to warrants.

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2011 Stock Option Plan

In connection with the Merger, the Company assumed the Sun BioPharma, Inc. 2011 Stock Option Plan, which we refer to as our “2011 Plan”. The 2011 Plan was originally adopted by SBP Research and approved by its stockholders in 2011. The purposes of the 2011 Plan are to attract and retain the best available personnel, to provide participants with incentives to promote the success of the Company’s business. The material terms of the 2011 Plan are summarized below.

Administration

The 2011 Plan is administered by a plan administrator, which is currently the board of directors. The 2011 Plan calls for members of the committee to be “non-employee directors” under Rule 16-b3 of the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The plan administrator has authority to adopt, revise and waive rules relating to the 2011 Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. Subject to applicable law, the plan administrator may delegate its responsibilities under the 2011 Plan to members of our management or to others with respect to the selection and grants of awards to our non-officer employees.

Eligibility and Number of Shares

All of our employees and our affiliates and other individuals or entities that are not employees but who provide services to us or our affiliates in capacities such as consultants, advisors and directors are eligible to receive awards under the 2011 Plan at the discretion of the plan administrator. Incentive stock options under the 2011 Plan may be awarded only to our employees. As of September 10, 2015, there were 8 employees and 6 directors, in addition to other individuals who may in the future provide services to us, any or all of whom may be considered for the grant of awards under the 2011 Plan at the discretion of the plan administrator.

A total of 9,265,864 shares of our common stock are authorized for grant under the 2011 Plan, net of an equivalent of 4,734,136 shares issued prior to the Merger upon the exercise of awards previously granted by SBP Research. The total number of shares available under the Plan is subject to adjustment in connection with certain changes in capitalization, and may be increased under circumstances described in the following paragraph. As of September 10, 2015, there were grants covering 8,237,216 shares of common stock outstanding under the Plan, leaving a total of 1,028,648 shares available for future grants under the Plan

Any shares subject to an award under the 2011 Plan that lapses, expires, is forfeited (including issued shares forfeited under a restricted stock award) or for any reason is terminated, unexercised or unvested or is settled or paid in cash or any form of property other than shares, automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under the Plan. However, the following shares will not again become available for issuance under the Plan: (i) any shares that would have been issued upon exercise of an option but for the fact that the exercise price was paid by a “net exercise”, (ii) any shares already owned by a Plan participant that are delivered in payment of an option exercise price, any shares we withhold or already owned shares delivered by a Plan participant to satisfy any tax withholding obligation with respect to an award, and (iii) shares that we repurchase by using exercise proceeds from an option granted under the Plan.

Shares subject to awards under the 2011 Plan that are issued in substitution for or in connection with the assumption of outstanding equity awards granted by a company acquired by our Company will not reduce the pool of available shares under the Plan. Similarly, if a company is acquired by, or combines with, our Company and has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of the acquisition or combination, then such shares may be included in the pool of available shares under the Plan.

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Awards

The 2011 Plan allows us to grant stock options. Each award will be evidenced by an agreement with the award recipient setting forth the terms and conditions of the award, including vesting conditions. Awards under the plan have a maximum term of ten years from the date of grant. The plan administrator may provide that the vesting or payment of any award will be subject to the achievement of certain performance measures established by the administrator, and the administrator will determine whether such measures have been achieved. The administrator at any time may amend the terms of any award previously granted, except that, in general, no amendment may be made that materially impairs the rights of any participant with respect to an outstanding award without the participant’s consent. In addition, we may amend the plan and any award agreements under the plan in order to ensure compliance with the requirements of Section 409A of the Internal Revenue Code.

Stock Options. Stock options permit the holder to purchase a specified number of shares of our common stock at a set price. Stock options granted under the plan may be either incentive or nonqualified stock options. The exercise price of a stock option granted under the plan generally may not be less than the fair market value of our common stock on the date of grant. Incentive stock options granted to employees who hold more than 10% of the total combined voting power of our stock will have an exercise price not less than 110% of the fair market value of our common stock on the date of grant and will have a maximum term of five years. The plan administrator will determine the terms and conditions of options granted under the plan, including exercise price and vesting and exercisability terms.

Substitute Awards

The plan administrator may grant awards under the 2011 Plan in substitution for awards granted by another entity acquired by our Company or with which our Company combines. The terms and conditions of these substitute awards will be comparable to the terms of the awards replaced, and may therefore differ from the terms and conditions otherwise set forth in the plan.

Transferability

Unless otherwise determined by the plan administrator, awards granted under the plan generally are not transferable except by will or the laws of descent and distribution or to an appropriately designated beneficiary. The plan administrator may permit the transfer of awards other than incentive stock options pursuant to a qualified domestic relations order or by way of gift to a family member.

Termination of Service

In the event of termination of an optionee’s continuous status as a consultant, employee or non-employee director of the Company (as the case may be), such optionee may, but only within 90 days (or such other period of time as is determined by the Board) after the date of such termination (but no later than the expiration date of the term of such stock option), exercise his or her stock option to the extent that an optionee was entitled to exercise it at the date of such termination. To the extent that an optionee was not entitled to exercise the stock option at the date of such termination, or if optionee does not exercise such stock option to the extent so entitled within the time specified herein, the stock option shall terminate.

Change in Control; Corporate Transaction

Unless otherwise provided in an award agreement, in the event of a sale of all or substantially all of our assets or a merger, consolidation, or share exchange involving our Company, the administrator may in its discretion, at any time before such an event occurs, accelerate the vesting of all outstanding stock options or take such other action with respect to outstanding stock options as it deems appropriate, including, without limitation, canceling such outstanding stock options and paying the optionees an amount equal to the value of such stock options, as determined by the board of directors of the Company.

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Adjustment of Awards

In the event of an equity restructuring that affects the per share value of our common stock, including a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the stock outstanding, the plan administrator will make appropriate adjustment to: (1) the number, class, and per share price of shares of stock subject to outstanding stock options thereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of a stock option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received had he or she exercised his or her stock option in full immediately before the event requiring the adjustment , and (2) the number and class of shares of stock then reserved for issuance under the plan shall be adjusted by substituting for the total number and class of shares of stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of stock as the result of the event requiring the adjustment. The administrator may also make similar adjustments in the event of any other change in our Company’s capitalization, including a merger, consolidation, reorganization or liquidation.

Amendment and Termination

The 2011 Plan will remain in effect until terminated by our board of directors. Our board of directors or its compensation committee may terminate, suspend or amend the plan at any time, but, in general, no termination, suspension or amendment may materially impair the rights of any of any optionee under any grant theretofore made, without his or her consent. Awards that are outstanding on the plan’s termination date will remain in effect in accordance with the terms of the plan and the applicable award agreements.

Registration

We intend to file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the 2011 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Our board of directors has adopted a written policy regarding transactions with related persons, which we refer to as our related party transaction approval policy. Our related party transaction approval policy requires that any executive officer proposing to enter into a transaction with a “related party” generally must promptly disclose to our audit committee the proposed transaction and all material facts with respect thereto. In reviewing a transaction, our audit committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) the opportunity costs of alternate transactions and (4) the materiality and character of the related party’s interest, and the actual or apparent conflict of interest of the related party.

Our audit committee will not approve or ratify a related party transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to our Company and stockholders and the terms of the transaction are fair to our Company. No related party transaction will be consummated without the approval or ratification of our audit committee. It will be our policy that a director will recuse his or her self from any vote relating to a proposed or actual related party transaction in which they have an interest. Under our related party transaction approval policy, a “related party” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related party transactions exempt from our policy include transactions available to all of our employees and stockholders on the same terms and transactions between us and the related party that, when aggregated with the amount of all other transactions between us and the related party or its affiliates, involve less than $120,000 in a fiscal year.

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Third-Party Stock and Debt Transaction

Pursuant to purchase agreements dated June 12, 2015, two former directors and then-majority shareholders of our Company, David Fuhrman and Robert Sargent (through his entity, Rare Principle, L.C.), sold (i) an aggregate of 517,266 shares of common stock, and (ii) a $250,000 portion of loan indebtedness they are owed by the Company, to three unrelated third parties for total consideration of $250,000 (collectively, the “Debt Transactions”). Closings under the purchase agreements occurred contemporaneously with the Merger. The loan indebtedness sold was not modified from its existing terms and is not convertible into equity.

Pursuant to stock purchase agreements dated June 12, 2015, three of our non-executive affiliate shareholders entered into stock purchase agreements to sell a total 566,067 shares of common stock to three unrelated third parties at a purchase price of $0.01 per share (collectively with the Debt Transactions, the “Stock Transactions”) . Closings under the stock purchase agreements occurred contemporaneously with the Merger. Certain of the purchasers, as set forth below, are deemed affiliates of SBP Research.

Seller	Purchaser	Shares Sold/Purchased	Debt Sold/Purchased
David Fuhrman (1)	Ryan R, Gilbertson 2012 Irrevocable Family Trust (2)	300,561	$125,000
Rare Principle, L.C. (3)	Douglas M. Polinsky (4)	216,705	100,000
Rare Principle, L.C. (3)	Providence Investments LLC (5)	–	25,000
Cartwright Investments, Ltd (6)	Clearline Ventures, LLC (7)	218,000	–
The Marks Family Limited Partnership(8)	Providence Investments LLC (5)	177,535	–
Doug Adamson	Ryan R. Gilbertson 2012 Irrevocable Family Trust(2)	170,532	–
	Total:	1,083,333	$250,000

______________

(1)	Former CEO & director of the Company.
(2)

Weldon Gilbertson has sole voting and dispositive power with respect to the securities held in the name of the Ryan R. Gilbertson 2012 Irrevocable Family Trust, and is therefore considered the beneficial owner of securities held in the name of the trust.

(3)

Robert Sargent, a former directors of the Company, has sole voting and dispositive power with respect to the securities held in the name of Rare Principle, L.C., and is therefore considered the beneficial owner of securities held in the name of such entity.

(4)	Former director of SBP Research.
(5)

Christopher Johnson has sole voting and dispositive power with respect to securities held in the name of Providence Investments LLC, and is therefore considered the beneficial owner of securities held in the name of such entity.

(6)

Peter Cartwright has sole voting and dispositive power with respect to the securities held in the name of Cartwright Investments, Ltd, and is considered the beneficial owner of securities held in the name of such entity.

(7)

Thomas Howells has sole voting and dispositive power with respect to securities held in the name of Clearline Ventures, LLC, and is therefore be considered the beneficial owner of securities held in the name of such entity.

(8)

Andrew Marks has sole voting and dispositive power with respect to securities held in the name of The Marks Family Limited Partnership, and is therefore considered the beneficial owner of securities held in the name of such entity.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no “established trading market” for our shares of common stock. Commencing July 29, 2014, our shares of common stock became generally eligible for quotation on the over-the-counter markets under the symbol “CRSO”. Effective as of September 9, 2015, our common stock became quoted on the OTCPink tier of the over-the-counter markets administered by OTC Markets Group, Inc. under the new symbol “SNBP.” Despite eligibility for quotation, no assurance can be given that any market for our common stock will develop or be maintained. If an “established trading market” ever develops in the future, the sale of shares of our common stock that are deemed to be “restricted securities” pursuant to Rule 144 of the SEC by members of management or others may have a substantial adverse impact on any such market. With the exception of the shares outlined below under the heading “Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities.”

Set forth below are the high and low bid prices for our common stock for each quarter of 2014 and 2015 for which data is available. These bid prices were obtained from OTC Markets Group Inc. from which data is available only after July 28, 2014. All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Period	High	Low
July 29, 2014 to September 30, 2014	None	None
October 1, 2014 to December 31, 2014	$0.60	$0.60
January 1, 2015 to March 31, 2015	$0.60	$0.60
April 1, 2015 to June 30, 2015	$1.00	$0.60
July 1, 2015 to September 10, 2015	$1.00	$1.00

Dividends

We have not declared any cash dividends. We intend to retain our future earnings, if any, to finance the expansion and growth of our business. We do not expect to pay cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness and plans for expansion and restrictions imposed by lenders, if any.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares that may be issued under the 2011 Stock Option Plan, as amended (the “2011 Plan”). We do not have any other equity compensation plans.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	–	$–	–

Equity compensation plans not approved by security holders (a)	8,237,216	$0.28	1,028,648

____________

(a)	Consists of the 2011 Plan, which was adopted in connection with the Merger and allows for awards in the form of incentive or non-statutory stock options.

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RECENT SALES OF UNREGISTERED SECURITIES

Except for our common stock, options, warrant and convertible notes issued pursuant to the Merger (which are described in detail above), our Company had not issued any unregistered and restricted securities during the past three years.

Unless otherwise indicated, the following share amounts and per share prices of each of the following issuances by SBP Research have not been adjusted to reflect the Merger exchange ratio of 4 shares of our Company’s common stock for every 1 share of SBP Research common stock or related pricing adjustments.

Common Stock

In 2012, SBP Research sold an aggregate of 654,354 shares of common stock to certain “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, for aggregate cash proceeds of $2,256,234 which were used primarily to fund company operations.

In December 2013, SBP Research issued 2,409,779 shares of common stock in connection with the conversion of $2,325,000 aggregate principal amount and $84,779 of accrued, but unpaid interest of then outstanding convertible promissory notes.

In June 2014, SBP Research issued 100,000 shares of its common stock in exchange for services rendered and to be rendered by an employee.

Also during 2014, SBP Research issued and aggregate of 535,900 shares of common stock in connection with the exercise of stock options for aggregate proceeds of $493,000. During the same period, SBP Research issued 25,000 shares of common stock in connection with the exercise of warrants for aggregate proceeds of $25,000. The proceeds for the foregoing exercises were used primarily to fund company operations.

In March of 2015, SBP Research issued 10,000 shares of its common stock in exchange for services rendered and to be rendered by an employee.

In April 2015, SBP Research sold an aggregate of 43,750 shares of common stock to certain “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, for aggregate proceeds of $350,000. The proceeds were used primarily to fund company operations.

In September 2015, SBP Research sold an aggregate of 146,875 shares of common stock to certain “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, for aggregate proceeds of $1,175,000. The proceeds were used primarily to fund company operations.

Also during 2015, but prior to the Merger, SBP Research issued 647,634 shares of common stock in connection with the exercise of stock options for aggregate proceeds of $692,874. During the same period, SBP Research issued 500,000 shares of common stock in connection with the exercise of warrants for aggregate proceeds of $375,000. The proceeds from the foregoing exercises were used primarily to fund company operations. SBP Research also issued 50,194 shares of common stock during 2015 in connection with the conversion of $225,000 aggregate principal amount of convertible promissory notes.

Convertible Promissory Notes

In May and June of 2013, SBP Research issued an aggregate of $2,325,000 in principal amount of convertible promissory notes, which had a conversion price equal to an equivalent of $1.00 per share of SBP Research common stock.

In December 2013 and January 2014, SBP Research issued convertible promissory notes in the aggregate principal amount of $3,100,000 to investors and its current stockholders, which had a conversion price equal to $4.50 per share of SBP Research common stock. See “Promissory Notes” under “Description of Securities” below for a description of the material terms of these convertible promissory notes.

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Warrants

In May and June of 2013, in connection with and as an inducement for the sale of convertible notes, SBP Research issued warrants to purchase an aggregate of 1,162,500 shares of SBP Research common stock, exercisable for ten years after the date of issuance at price equal to $1.00 per share.

Stock Options

All of the Stock Options granted by SBP Research prior to the Merger were awarded under the 2011 Plan and include a ten year term from the date of their respective grant dates.

In December of 2011, SBP Research granted options to purchase an aggregate of 80,000 shares of its common stock with an exercise price of $0.35 per share to its employees and consultants in exchange for services rendered.

During 2012, SBP Research granted options to purchase an aggregate of 45,900 shares of its common stock with an exercise price of $0.35 per share to its employees, consultants and directors in exchange for services rendered.

In June 2013, SBP Research granted options to purchase an aggregate of 105,000 shares of its common stock with an exercise price of $0.44 per share to its employees, consultants and directors in exchange for services rendered.

In December of 2013, SBP Research granted options to purchase an aggregate of 904,336 shares of its common stock with an exercise price of $1.00 per share and 562,602 shares of its common stock with an exercise price of $1.10 per share to its employees and consultants in exchange for services rendered.

In January of 2014, SBP Research granted options to purchase an aggregate of 100,000 shares of its common stock with an exercise price of $1.00 per share to its employees, consultants and directors in exchange for services rendered.

In July of 2014, SBP Research granted options to purchase an aggregate of 95,000 shares of its common stock with an exercise price of $0.91 per share to it employees, consultants and directors in exchange for services rendered.

In January of 2015, SBP Research granted options to purchase an aggregate of 55,000 shares of its common stock with an exercise price of $1.27 per share to its directors in exchange for services rendered.

In March of 2015, SBP Research granted options to purchase an aggregate of 1,280,000 shares of its common stock with an exercise price of $1.27 per share to its employees, consultants and directors in exchange for services rendered.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe the transactions were exempt from the registration requirements of the Securities Act in reliance on Section 4(2) thereof, and the rules and regulations promulgated thereunder, or Rule 701 thereunder, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and agreements relating to compensation as provided under such Rule 701. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

Exemptions from Registration for Sales of Restricted Securities

We issued all of the foregoing securities to a limited number of persons who were “accredited investors” or “sophisticated investors,” as those terms are defined in Rule 501 of Regulation D of the SEC, without the use of any general solicitations or advertising to market or otherwise offer the securities for sale. In addition, each such person had prior access to all material information about our Company and represented to us in writing (i) that it was an accredited investor or sophisticated investor investing with the assistance of a purchaser representative, (ii) that it was acquiring the common stock, warrants or promissory notes, each as applicable, for its own account and not with a view to distribute them and (iii) that the common stock, warrants or promissory notes each investor acquired were restricted securities. The Company and SBP Research, as applicable, also caused the filing of notices on Form D with the SEC with respect to each transaction for which such filing is required under Regulation D. Based on the foregoing, we believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof. Registration of sales to “accredited investors” is preempted from state regulation by Section 18 of the Securities Act, though states may require the filing of notices, a fee and other administrative documentation.

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DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock. It does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of our certificate of incorporation and bylaws, copies of which are attached hereto and incorporated herein by reference.

Authorized Capital

Our authorized capital stock consists of: (1) 100,000,000 shares of common stock, $0.001 par value per share, and (2) 10,000,000 shares of preferred stock, $0.001 par value per share. As of September 10, 2015, there were approximately 166 holders of record of our common stock and no holders of preferred stock. As of the same date, after giving effect to the Merger, we had 29,892,806 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote for all purposes and cumulative voting is not permitted in the election of directors. Significant corporate transactions, such as amendments to the articles of incorporation, mergers, sales of assets and dissolution or liquidation, require approval by the affirmative vote of the majority of the outstanding shares of common stock. Other matters to be voted upon by the holders of common stock normally require the affirmative vote of a majority of the shares present at the particular stockholders meeting.

Dividend Rights

Holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of assets legally available therefore, and to share ratably in the assets of our Company available upon liquidation. However, we do not anticipate payment of any dividends in the foreseeable future. See “Dividend Policy.”

Liquidation and Preemptive Rights

In the event of liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in the assets of our Company available upon liquidation. There are no preemptive, subscription, conversion or redemption rights pertaining to our common stock. The absence of preemptive rights could result in a dilution of the interest of investors should additional shares of common stock be issued.

Preferred Stock

The amended and restated articles of incorporation, as amended, provide that we may issue up to 10,000,000 shares of preferred stock in one or more series as may be determined by the board of directors. The board has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares to be included in each series, without any vote or action of the stockholders:

•	the number of shares;

•	the designations, preferences and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and

•	any qualifications, limitations or restrictions.

We believe that the ability of the board to issue one or more series of preferred stock will provide flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as authorized and unissued shares of common stock, will be available for issuance without action by the holders of common stock, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

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The board may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although the board has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of our Company. The board could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the board, including a tender offer or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.

The board will make any determination to issue such shares based on its judgment as to the best interests of our Company and stockholders. We have no current plans to issue any preferred stock.

Options

As of September 10, 2015, we had issued and outstanding options to purchase 8,237,216 shares of common stock with a weighted average exercise price of $0.28 per share, all of which were issued under the 2011 Plan and assumed by our Company pursuant to the Merger. As of the same date, an additional 1,028,648 shares remained available for future grants under the 2011 Plan.

Warrants

As of September 10, 2015, our Company had issued and outstanding warrants to purchase 2,550,000 shares of common stock and no warrants to purchase shares of preferred stock outstanding. Each warrant is exercisable at a price of $0.1875 per share for up to ten (10) years after the date of issuance (or earlier upon Change of Control (as defined in each warrant) or an initial public offering); and (z) each holder of a warrant has the right to purchase up to 50% of the original principal amount of the related (but cancelled) convertible promissory notes at a specified exercise price.

Promissory Notes

As of September 10, 2015, our Company had outstanding $2,775,000 aggregate principal amount of Sun BioPharma, Inc. Convertible Promissory Notes (collectively, the “Notes”).

Each such Note bears 5.0% simple interest per annum on its unpaid principal balance. All unpaid principal and unpaid and accrued interest on each Note are due and payable on the earlier to occur of (i) written demand of the holder after December 27, 2018 (the “Maturity Date”), (ii) the initial public offering of our Common Stock, (iii) a Change of Control (as defined in the Notes) of SBP Research, or (iv) the continuance of an Event of Default that is not cured within the cure period (as defined in the Notes). Prior to the Maturity Date, any or all of the outstanding principal amount and accrued and unpaid interest of each Note may, upon written election of the holder, be converted into fully paid and nonassessable shares of our commons stock at a rate of $1.125 per share. If all of the outstanding Notes had converted into shares of common stock as of September 10, 2015, the holders would have received a total of 2,466,667 shares of common stock.

Anti-Takeover Provisions

Certificate of incorporation and bylaws. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock without shareholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as our board of directors may determine. In addition, our bylaws require certain procedures to be followed and time periods to be met for any shareholder to propose matters to be considered at annual meetings of shareholders, including nominating directors for election at those meetings. Our bylaws also provide that our board of directors is able to elect a director to fill a vacancy created by the expansion of our board of directors or due to the resignation or departure of an existing board member. Provisions of Utah law and our certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

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Utah Control Shares Acquisition Act. We are subject to the anti-takeover provisions of the Utah Control Shares Acquisition Act (the “UCSAA”). The UCSAA limits the ability of persons acquiring more than 20% of a company’s voting stock to vote those shares absent approval by the holders of a majority of all shares entitled to be cast, excluding all interested shares. This statute may discourage, delay or prevent a change of control by limiting the voting rights of control shares acquired in a control share acquisition.

Limitation on Liability of Directors and Indemnification

The amended and restated articles of incorporation limit the liability of the directors to the fullest extent permitted by Utah law. Utah law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to our Company or the stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares as provided in the USCAA;

•	transaction from which the directors derived an improper personal benefit; or

•	act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

The amended and restated bylaws provide that we will indemnify and advance expenses to the directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify other employees or agents of our Company from time to time. Section 78.752 of the Nevada Revise Statutes and the amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to our Company, regardless of whether the bylaws permit indemnification. We obtained a directors’ and officers’ liability insurance policy.

Except as described above under “Certain Relationships and Related Party Transactions,” at present there is no pending litigation or proceeding involving any of the current or former directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, who can be contacted at 18 Lafayette Place, Woodmere, New York, 11598, info@vstocktransfer.com, or +1 (212) 828-8436.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 3.02.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Changes in Registrant’s Certifying Accountant.

Effective September 4, 2015, and as more fully described under Item 2.01 above, the Company completed the Merger, pursuant to which a wholly owned subsidiary of the Company merged with and into Sun BioPharma, with Sun BioPharma Research, Inc. surviving the Merger as a wholly owned subsidiary of Sun BioPharma, Inc. For accounting purposes, Sun BioPharma Research, Inc. was treated as the acquiring entity and the Company as the acquired entity.

As a result of the Merger, the Company is deemed to have changed its independent registered public accounting firm. Accordingly, on September 4, 2015, the Company’s board of directors effectively discharged Mantyla McReynolds LLC (“MMR”) as its independent registered public accounting firm accountants.

With the exception of a “going concern” modification, the report of MMR on the financial statements of the Company for its two most recent fiscal years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audit for the two most recent fiscal years and through the date of dismissal, there have been no disagreements with MMR on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MMR would have caused them to make reference thereto in its report on the financial statements for such years.

During the two most recent fiscal years and through the date of dismissal, none of the events specified in Item 304(a)(1)(iv) of Regulation S-K have occurred, with the exception of material weaknesses identified in the Company’s internal control over financial reporting.

The Company has requested that MMR furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. Such letter is furnished herewith as Exhibit 16.1.

(b)	New Independent Public Accountants.

On September 4, 2015, the Company retained Cherry Bekaert LLP to serve as its principal independent registered public accounting firm. During the two most recent fiscal years and to the date of this report, the Company has not consulted with Cherry Bekaert LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Cherry Bekaert LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto.

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Item 5.01 Changes in Control of Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, all of our previous directors and officers resigned in connection with the completion of the Merger on September 4, 2015. Upon completion of the Merger, each of the directors identified below were appointed to serve as directors of our Company. Immediately following their appointment on September 4, 2015, our board of directors appointed each of the officers identified below to serve as officers of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning our current directors and executive officers, each of whom were elected or appointed to their position(s) in connection with the Merger on September 4, 2015.

Name	Age	Position
Michael T. Cullen	69	Executive Chairman of the Board and Director
David B. Kaysen	66	President, Chief Executive Officer and Director
Daniel E. Ryweck	50	Chief Financial Officer
Thomas X. Neenan	56	Chief Scientific Officer and Director
Suzanne Gagnon	59	Chief Medical Officer and Director
Paul W. Schaffer	72	Director
D. Robert Schemel	60	Director

Executive Officers

Michael T. Cullen, M.D., M.B.A., has served as Executive Chairman of the board and as a director of our Company since the effective time of the Merger. Dr. Cullen brings 25 years of pharmaceutical experience to our Company, including expertise in working with development-stage companies in planning, designing and advancing drug candidates from preclinical through clinical development. Dr. Cullen co-founded SBP Research in November 2011 and had continuously served as Chairman its board of directors since that date. He previously served as its Chief Executive Officer and President of SBP Research from November 2011 to June 2015. Dr. Cullen provided due diligence consulting to the pharmaceutical industry from 2009 to 2011, after one year in transition consulting to Eissi Pharmaceuticals. He developed several oncology drugs as Chief Medical Officer for MGI Pharma Inc. from 2000 to 2008, and previously at G.D. Searle, SunPharm Corporation, and as Vice President for Clinical Consulting at IBAH Inc., the world’s fifth largest contract research organization, where he provided consulting services on business strategy, creating development plans, regulatory matters and designing clinical trials for several development stage companies in the pharmaceutical industry. Dr. Cullen was also a co-founder and Chief Executive Officer of IDD Medical, a pharmaceutical start-up company. Dr. Cullen joined 3M Pharmaceuticals in 1988 and contributed to the development of cardiovascular, pulmonary and immune-response modification drugs. Over the course of his career Dr. Cullen has been instrumental in obtaining the approval of ten drugs, including three (3) since 2004: Aloxi®, Dacogen® and Lusedra®. Board-certified in Internal Medicine, Dr. Cullen practiced from 1977 to 1988 at Owatonna Clinic, Owatonna, MN, where he served as president. Dr. Cullen earned his MD and BS degrees from the University of Minnesota and his MBA from the University of St. Thomas and completed his residency and Board certification in Internal Medicine through the University of North Carolina in Chapel Hill and Wilmington, NC.

David B. Kaysen has served as our President and Chief Executive Officer and as a director of our Company since the effective time of the Merger. Mr. Kaysen had previously served as the President of SBP Research since August 2015 and as Chief Executive Officer and as a director of SBP Research since July 2015. Prior to joining the Company, Mr. Kaysen was a self-employed medical technology consultant since April 2013. Mr. Kaysen previously was the President, Chief Executive Officer and a board member of Uroplasty, Inc. from May, 2006 through April 2013.

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Thomas X. Neenan, Ph.D. has served as our Chief Scientific Officer and as a director of our Company since the effective time of the Merger. Dr. Neenan is an entrepreneur and scientist with extensive chemistry and business development executive experience with AT&T Bell Labs, Geltex, Genzyme, Trine Pharma, Warwick Effect Polymers, Gelesis and Proxy Biomedical. He most recently served as Founder and Chief Technology Officer of Sideris Pharmaceuticals Inc, raising $32M in equity financing in 2013. Dr. Neenan holds a B.Sc (Hons) in Chemistry and Math from the University College of Dublin in Ireland, a Ph.D in Synthetic Chemistry from Penn State University, and post-doctoral studies in chemistry at Harvard University. Dr. Neenan also brings a wealth of knowledge to the Company on drug manufacture and was instrumental in improving the synthetic process for SBP-101. He is the author of approximately 60 publications in the fields of chemistry and materials sciences and holds approximately 40 US and international patents.

Daniel E. Ryweck, has served as our Chief Financial Officer since the effective time of the Merger. Prior to joining SBP Research to serve as its Chief Financial Officer in June 2015, Mr. Ryweck was the Chief Compliance Officer for Mill City Ventures III from October 2013 to the present date. In addition, Mr. Ryweck has acted as a self-employed accountant since January 2000.

Suzanne Gagnon, has served as our Chief Medical Officer and as a director of our Company since the effective time of the Merger. Ms. Gagnon had previously served as a director of SBP Research since June 2015 and as its Chief Medical Officer since January 2015. Previously, Ms. Gagnon served as the Lead Clinical Consultant to the Company. Prior to working for the Company, Ms. Gagnon was the President of Gagnon Consulting LLC from July 2014 through December 2014 consulting on medical, safety and regulatory matters. From December 2001 through July 2014, Ms. Gagnon had acted as the Chief Medical Officer for three companies, ICON Clinical Research, Nupathe, Inc. and Idis, Inc.

Non-Employee Directors

Paul W. Schaffer has served as a director since the effective time of the Merger. Mr. Schaffer had previously served as a director of SBP Research since January 2014. Mr. Schaffer graduated from Minnesota Pharmacy School in 1966. He owned and operated a compounding pharmacy, Bloomington Drug, for 42 years. Mr. Schaffer is an experienced biotech investor.

D. Robert Schemel has served as a director since the effective time of the Merger. Mr. Schemel had previously served as a director of SBP Research since March 2012. Mr. Schemel has over 39 years’ experience in the agriculture industry. From 1973-2005, Mr. Schemel owned and operated a farming operation in Kandiyohi County, Minnesota, building a 9000-acre operation producing corn, soybeans and sugar beets. Mr. Schemel has extensive experience in serving on boards of directors. From 1992-1996 he served as a board member for ValAdCo and then from 1996-2003 he served as the Chairman of the Board for Phenix Biocomposites. He is currently a member of the Southern Minnesota Beet Sugar Co-op which oversees the operation of the largest US sugar processing facility and a molasses desugarization facility in Renville, Minnesota, which has a total economic benefit currently exceeding $180 million annually.

Director Independence; Structure of the Board of Directors

Our board of directors consists of six directors. Two of whom are independent directors, as defined under the applicable rules of The NASDAQ Stock Market, which we have voluntarily adopted as our standard for director independence. These independent directors are Messrs. Schaffer and Schemel.

There is no family relationship among any of our directors, executive officers or persons nominated to become a director or executive officer.

Committees of Our Board of Directors

The board of directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

Our board of directors has adopted written charters for each of its committees. Current copies of all committee charters are available in printed form upon written request delivered to Corporate Secretary, 712 Vista Blvd #305, Waconia, Minnesota 55387.

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Audit Committee

The audit committee’s primary functions, among others is to: (a) assist the board of directors in discharging its statutory and fiduciary responsibilities with regard to audits of the books and records of our Company and the monitoring of its accounting and financial reporting practices; (b) carry on appropriate oversight to determine that our Company and its subsidiaries have adequate administrative and internal accounting controls and that they are operating in accordance with prescribed procedures and codes of conduct; and (c) independently review our Company’s financial information that is distributed to stockholders and the general public.

Mr. Schaffer is the sole member of our audit committee and he meets the requirements for financial literacy under the applicable rules and regulations of the SEC. We intend to seek addition directors, including one or more persons who is qualified to serve as an audit committee financial expert, as that term is defined under the applicable rules of the SEC. Each member of the audit committee satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act.

Compensation Committee

The compensation committee reviews and approves on an annual basis the goals and objectives relevant to our Chief Executive Officer’s compensation and the annual compensation of our executive officers in light of their respective performance evaluations. Our compensation committee is responsible for administering our equity plans, including approval of individual grants of stock options and other awards. Messrs. Schaffer and Schemel each serve on our compensation committee and Mr. Schemel serves as its chair.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will be primarily responsible for identifying individuals qualified to serve as members of our board of directors, recommending individuals to our board of directors for nomination as directors and committee membership, reviewing the compensation paid to our non-employee directors and recommending adjustments in director compensation, as necessary, in addition to overseeing the annual evaluation of our board of directors. Our board of directors has not yet determined the composition of the nominating committee.

Code of Conduct

Our board of directors has adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

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Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee nor any director nominee proposed to become a member of the compensation committee is or has at any time during the last completed fiscal year been an officer or employee of our Company. None of our executive officers has served as a member of the board of directors or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors during the last completed fiscal year.

None of the members of the compensation committee is or has at any time during the last completed fiscal year been an officer or employee of our Company. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the last completed fiscal year.

Director Compensation

Our Company reimburses its directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

The following table sets forth director compensation for non-employee directors for the year ended December 31, 2014.

Name	Option awards ($)	Total ($)
Paul W. Schaffer	18,200	18,200
D. Robert Schemel	51,200	51,200
John N. (Jack) Spencer	18,200	18,200

EXECUTIVE COMPENSATION

Base salaries for each of our named executive officers were initially established based on arm’s-length negotiations between SBP Research and the applicable executive. Our compensation committee reviews our named executive officers’ salaries annually at the beginning of each year. When negotiating or reviewing base salaries, the compensation committee expects to consider market competitiveness based on their market experience, the executive’s expected future contribution to our success and the relative salaries and responsibilities of our other executives. None of our Company’s continuing executive officers were employed by the Company during the most recent completed fiscal year.

Summary Compensation Table for SBP Research

The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2014 for our executive officers who would have been “named executive officers.”

Name and Principal Position	Year	Salary ($)	Total ($)
Michael T. Cullen Executive Chairman and Former President and Chief Executive Officer(a)	2014	$70,000	$70,000

Paul M. Herron Former Chief Executive Officer(b)	2014	$90,000	$90,000

Clifford F. McCurdy, III Former Chairman and Chief Executive Officer(c)	2014	$105,000	$105,000

___________

(a)	Mr. Cullen resigned as President and Chief Executive Officer of SBP Research in June 2015.
(b)	Mr. Herron resigned all positions with SBP Research in June 2014.
(c)	Mr. McCurdy resigned all positions with SBP Research in August 2015.

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Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration Date
Michael T. Cullen	–	–	–	–	–
Paul M. Herron	5,000	–	–	$0.35	12/29/2021
Clifford F. McCurdy, III	5,000	–	–	$0.35	12/29/2021

Potential Payments Upon Termination or Change-in-Control

As of December 31, 2014, the last day of the most recent completed fiscal year of SBP Research, it did not have any arrangements that provided for payments to a named executive officer at, following, or in connection with any termination or change-in-control.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of September 4, 2015, our articles of incorporation were amended to reflect the change in our Company’s name to “Sun BioPharma, Inc.” The text of the resulting composite amended and restated articles of incorporation of the Company is filed as Exhibit 3.1 to this current report on Form 8-K and is hereby incorporated by reference into this Item 5.03.

Effective as of September 4, 2015, our board of directors also amended and restated our bylaws to reflect the change in our Company’s name. The text of the resulting amended and restated bylaws is filed as Exhibit 3.2 to this current report on Form 8-K and is hereby incorporated by reference into this Item 5.03.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 4, 2015, our board of directors adopted a new code of ethics for the Company applicable to all employees of the Company, including executive management. The text of the code of ethics is filed as Exhibit 14.1 to this current report on Form 8-K and is hereby incorporated by reference into this Item 5.05.

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Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Sun BioPharma Research, Inc. (f/k/a Sun BioPharma, Inc.) and subsidiaries Consolidated Financial Statements for the fiscal years ended December 31, 2013 and 2014.

Sun BioPharma, Research Inc. (f/k/a Sun BioPharma, Inc.) and subsidiaries Condensed Consolidated Financial Statements (Unaudited) for the interim periods ended June 30, 2014 and 2015.

(b)	Pro Forma Financial Information

Pro Forma Financial Statements (Unaudited) of Sun BioPharma, Inc. and subsidiaries as of and for the six-month period ended June 30, 2015 and for the year ended December 31, 2014 reflecting amounts as if the Merger had occurred previously.

(d)	Exhibits

The Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: September 11, 2015	By:	/s/ David B. Kaysen
David B. Kaysen
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
2.1

Agreement and Plan of Merger, dated June 12, 2015, by and among Sun BioPharma, Inc. (f/k/a Cimarron Medical, Inc.), Sun BioPharma Research, Inc. (f/k/a Sun BioPharma, Inc.), and SB Acquisition Corporation (incorporated by reference to Exhibit 2.1 to current report on Form 8-K filed June 18, 2015 (file no. 000-55242))

Incorporated by Reference
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated August 3, 2015 (incorporated by reference to Exhibit 2.1 to current report on Form 8-K filed August 4, 2015 (file no. 000-55242))	Incorporated by Reference
3.1	Composite Amended and Restated Articles of Incorporation, as amended through September 4, 2015	Filed Electronically
3.2	Composite Bylaws, as amended through September 4, 2015	Filed Electronically
4.1	Specimen Stock Certificate	Filed Electronically
4.2	Form of Convertible Promissory Note	Filed Electronically
4.3	Form of Warrant to Purchase Shares of Stock	Filed Electronically
10.1	Sun BioPharma, Inc. 2011 Stock Option Plan (as amended through January 1, 2015)*	Filed Electronically
10.2	Form of Incentive Stock Option Agreement for awards under 2011 Stock Option Plan, as amended*	Filed Electronically
10.3	Form of Non-Qualified Stock Option Agreement for awards under 2011 Stock Option Plan, as amended*	Filed Electronically
10.4	Indemnification Agreement, dated September 4, 2015	Filed Electronically
10.5	Standard Exclusive License Agreement by and between the University of Florida Research Foundation, Inc. and Sun BioPharma, Inc., dated December 22, 2011**	Filed Electronically
14.1	Code of Ethics	Filed Electronically
16.1	Letter to U.S. Securities and Exchange Commission from Mantyla McReynolds LLC dated September 11, 2015	Furnished Electronically
21.1	List of Subsidiaries	Filed Electronically
99.1	Sun BioPharma Research, Inc. (f/k/a Sun BioPharma, Inc.) and subsidiaries Consolidated Financial Statements for the fiscal years ended December 31, 2013 and 2014	Filed Electronically
99.2	Sun BioPharma Research, Inc. (f/k/a Sun BioPharma, Inc.) and subsidiaries Condensed Consolidated Financial Statements (Unaudited) for the interim periods ended June 30, 2014 and 2015	Filed Electronically
99.3	Pro Forma Financial Statements (Unaudited) of Sun BioPharma, Inc. and subsidiaries as of and for the six-month period ended June 30, 2015 and for the year ended December 31, 2014	Filed Electronically

______________

* Management contract or compensatory plan or arrangement required to be filed as an exhibit to this Form 8 K.

** Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions of this exhibit. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

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